Exhibit 1.2

THE COMPANIES (JERSEY) LAW 1991

A COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM

AND

ARTICLES OF ASSOCIATION

OF

WISE GROUP PLC

(COMPANY NUMBER: 160362)

(Adopted by special resolution passed on

      and effective on          )

Company number 160362

THE COMPANIES (JERSEY) LAW 1991

A COMPANY LIMITED BY SHARES

AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

WISE GROUP PLC

(Adopted by special resolution passed on        and effective

  on         )

1.	The name of the company is Wise Group plc

2.	The company is a public company.

3.	The company is a par value company.

4.	The share capital of the company is $ divided into:

4.1	3,000,000,000 Class A Ordinary Shares with a par value of $0.01 each;

4.2	Class B Ordinary Shares with a par value of $0.000000001 each; and

4.3	3,000,000,000 preferred shares of $0.01 each.

5.	The liability of a member of the company is limited to the amount unpaid (if any) on such member’s share or shares.

Company number 160362

THE COMPANIES (JERSEY) LAW 1991

A COMPANY LIMITED BY SHARES

AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

WISE GROUP PLC

(Adopted by special resolution passed on        and effective

  on        )

i

(continued)

(continued)

(continued)

(continued)

v

PRELIMINARY

1.	Exclusion of Standard Table

The regulations constituting the Standard Table in the Companies (Standard Table) (Jersey) Order 1992 do not apply to the Company.

2.	Interpretation

(a)	In these articles, unless the contrary intention appears:

(i)	the following definitions apply:

Affected Vote Notice means a notice in writing served in accordance with the provisions of article 42(f);

Affected Vote(s) means any Class B Ordinary Share votes which shall be treated as such pursuant to article 42(f);

Affiliate has the meaning given in article 28(j);

these articles means these articles of association, as amended from time to time;

Associate has the meaning given in article 28(j);

bankrupt and/or bankruptcy shall have the meaning specified in the Interpretation (Jersey) Law 1954 and includes individual insolvency proceedings in a jurisdiction other than the Bailiwick of Jersey which have an effect similar to that of bankruptcy;

Board means the board of directors for the time being of the Company or the directors present or deemed to be present at a duly convened meeting of the directors at which a quorum is present;

CEO Permitted Maximum means one vote below 50 per cent. of the aggregate number of votes attaching to shares eligible to be cast in respect of that shareholder resolution (such aggregate number of votes, for the avoidance of doubt, excluding any Affected Votes);

Circular means the explanatory circular published by Wise plc on 3 July 2025 in connection with the Scheme of Arrangement;

Class A Ordinary Shares means the Class A ordinary shares in the capital of the Company from time to time, with the rights set out in these articles;

Class A Shareholder means the registered holders of Class A Ordinary Shares;

Class B Ordinary Shares means the Class B ordinary shares in the capital of the Company from time to time, with the rights set out in these articles;

Class B Shareholder means the registered holders of Class B Ordinary Shares;

Class B Shareholder Group(s) means the groups of Initial Class B Shareholders as set out in Schedule 1 of the articles of association of Wise plc as in effect as at the effective time of the Scheme of Arrangement;

clear days means, in relation to the period of a notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

committee means a committee of the Board;

Companies Law means the Companies (Jersey) Law 1991 as in force from time to time;

Company means Wise Group plc;

Corresponding Class A Shares means the Class A Ordinary Shares that are issued in consideration for the transfer of Class A ordinary shares in Wise plc that are “Corresponding Class A Shares” as defined in the articles of association of Wise plc and that correspond to the Class B Ordinary Shares that are allotted and issued to the Class B Shareholders on the Effective Date;

“CREST Participants” has the meaning given in article 130;

“CREST Shares” has the meaning given in article 130;

“DI Custodian” has the meaning given in article 130;

director means a director for the time being of the Company;

Domestic Issuer Transition Date means such date on which the Company no longer qualifies as a “foreign private issuer” (as defined under the rules promulgated under the Exchange Act) or voluntarily elects to file domestic company forms in connection with the reporting requirements of the Exchange Act;

DTC means the Depository Trust Company;

Effective Date means the date on which the Scheme of Arrangement becomes effective in accordance with its terms;

electronic has the meaning given to that term in the Electronic Communications (Jersey) Law 2000;

electronic address means any number, electronic mailbox address, unique resource locator or other unique identifier, designated or used for the purposes of sending or receiving electronic communications;

electronic communication has the meaning given in the Electronic Communications (Jersey) Law 2000 and includes, without limitation, a document sent or supplied by electronic means between an originator and an addressee (for example, by electronic mail or fax, or by any other means while in an electronic form);

electronic general meeting means, subject to the Statutes, a general meeting held or conducted in such a way that allows persons who may not be physically present together at a physical venue to participate in the general meeting and communicate with each other any information or opinions they may have on any particular item of business of the meeting, and for the avoidance of doubt, such participation and communication requires that each member participating and communicating at the meeting can both hear any other of them or be heard by any other of them throughout the meeting;

electronic signature has the meaning given in the Electronic Communications (Jersey) Law 2000;

Exchange Act means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time;

hard copy form means a document sent or supplied by paper copy or a similar form capable of being read;

holder in relation to any share means the member whose name is entered in the register as the holder of that share;

Initial Class B Shareholders means the persons to whom the Class B Ordinary Shares were allotted and issued pursuant to the Scheme of Arrangement as recorded in the register and, where applicable, set out in Schedule 1 of the articles of association of Wise plc as in effect as at the effective time of the Scheme of Arrangement;

member means any person or persons entered on the register from time to time as the holder of a share;

Member Associated Person has the meaning given in article 28(j);

Member Information has the meaning given in article 28(d)(ii);

Non-CEO Permitted Maximum means one vote below 35 per cent. of the aggregate number of votes attaching to shares eligible to be cast in respect of that shareholder resolution (such aggregate number of votes, for the avoidance of doubt, excluding any Affected Votes);

Noticing Member has the meaning given in article 28(c);

office means the registered office for the time being of the Company;

ordinary resolution means a resolution passed by a simple majority of the votes cast by such members present and entitled to vote (including, where proxies are allowed, votes cast by proxy) at a general meeting of the Company and where a poll is taken regard shall be had in computing a majority to the voting rights represented by the number of shares to which each member is entitled;

ordinary shares means the Class A Ordinary Shares and Class B Ordinary Shares and any other shares in the capital of the Company designated as ordinary shares from time to time;

originator has the meaning given to that term in the Electronic Communications (Jersey) Law 2000;

Owner has the meaning given in article 28(d)(ii);

paid up and fully paid means paid up or credited as paid up;

person entitled by transmission means a person whose entitlement to a share in consequence of the death or bankruptcy of a member or of any other event giving rise to its transmission by operation of law has been noted in the register;

physical general meeting means a general meeting held or conducted at one physical venue (at which facilities are not available to allow for persons who are not at such physical venue to attend or participate in the meeting by means of electronic communication);

principal register means the register maintained in Jersey;

a proxy notification address means the address or addresses (including any electronic address) specified in a notice of a meeting or in any other information issued by the Company in relation to a meeting (or, as the case may be, an adjourned meeting or a poll) for the receipt of proxy notices relating to that meeting (or adjourned meeting or poll) or, if no such address is specified, the office;

Qualified Representative has the meaning given in article 28(j);

register means the register of members of the Company (and, unless the context requires otherwise, includes any overseas branch register as provided for in article 118(b) of these articles) kept and maintained in accordance with these articles and pursuant to the Companies Law;

relevant system has the meaning given to the term “computer system” in the 2014 Order;

Relevant US Exchange means any market operated by the New York Stock Exchange or NASDAQ Inc. on which the Company’s shares are, with the approval of the Board, listed or quoted or proposed to be listed or quoted;

requisition notice has the meaning given in article 28(m);

Scheme of Arrangement means the scheme of arrangement made under Part 26 of the UK Companies Act 2006 between Wise plc and the Scheme Shareholders (as defined in the Scheme of Arrangement) particulars of which are set out in the Circular;

seal means any common seal of the Company (if any) or any official seal or securities seal which the Company may have or be permitted to have under the Statutes;

secretary means the secretary of the Company or, if there are joint secretaries, any of the joint secretaries and includes an assistant or deputy secretary and any person appointed by the Board to perform any of the duties of the secretary of the Company;

share means a Class A Ordinary Share, Class B Ordinary Share, or any other share in the share capital of the Company, and the expression (i) includes stock (except where a distinction between shares and stock is expressed or implied) and (ii) where the context permits, also includes a fraction of a share;

special resolution means a resolution passed by a majority of not less than two-thirds of the votes cast by such members present and entitled to vote (including, where proxies are allowed, votes cast by proxy) at a general meeting of the Company of which not less than fourteen clear days’ notice, including the text of the resolution and specifying the intention to propose the resolution as a special resolution, has been duly given and where a poll is taken regard shall be had in computing such majority to the voting rights represented by the number of shares to which each member is entitled;

Statutes means the Companies Law, the 2014 Order and every other statute, statutory instrument, regulation or order for the time being in force concerning companies in so far as they concern the Company;

transfer office means: (i) in relation to the principal register, the location in Jersey where the principal register is kept and maintained; and (ii) where the Company keeps an overseas branch register in respect of any country, territory or place outside of Jersey (not being in the United Kingdom), the location in that country, territory or place where that overseas branch register is kept and maintained;

treasury shares means those shares held by the Company in treasury in accordance with the Companies Law;

United States of America means the United States of America and its territories and possessions, including the District of Columbia;

US branch register means the overseas branch register of the Company, if any, maintained in the United States of America;

Voting Commitment has the meaning given in article 28(l);

2014 Order means the Companies (Transfers of Shares – Exemptions) (Jersey) Order 2014, as amended from time to time;

(ii)

any reference to an uncertificated share, or to a share being held in uncertificated form, means a share title to which may be transferred by means of a relevant system, and any reference to a certificated share means any share other than an uncertificated share;

(iii)

any other words or expressions defined in the Companies Law or, if not defined in the Companies Law, in any other of the Statutes (in each case as in force on the date these articles take effect) have the same meaning in these articles except that the word company includes any body corporate;

(iv)	any reference in these articles to any statute or statutory provision includes a reference to any modification or re-enactment of it for the time being in force;

(v)

words importing the singular number include the plural number and vice versa, words importing one gender include the other gender and words importing persons include bodies corporate and unincorporated associations;

(vi)	any reference to writing includes a reference to any method of reproducing words in a legible form;

(vii)

any words following the terms “including”, “include”, “in particular”, “for example” or any similar expression shall be interpreted as illustrative and the words “(but not limited to)” shall be deemed as immediately following such term;

(viii)

any reference to a document being sealed or executed under seal or under the common seal of any body corporate (including the Company) or any similar expression includes a reference to its being executed in any other manner which has the same effect as if it were executed under seal;

(ix)	any reference to a meeting shall not be taken as requiring more than one person to be present in person if any quorum requirement can be satisfied by one person;

(x)	any reference to a show of hands includes such other method of casting votes as the Board may from time to time approve;

(xi)

any reference to a person who is attending or participating in a meeting by means of electronic communication is a reference to a person whose attendance or participation at that meeting is enabled by a facility or facilities (whether electronic or otherwise), other than physical presence at a general meeting, which allows persons who may not be physically present together to communicate with each other any information or opinions they may have on any particular item of business of the meeting; electronic attendance and participation shall be construed accordingly;

(xii)

where the Company has a power of sale or other right of disposal in relation to any share, any reference to the power of the Company or the Board to authorise a person to transfer that share to or as directed by the person to whom the share has been sold or disposed of shall, in the case of an uncertificated share, be deemed to include a reference to such other action as may be necessary to enable that share to be registered in the name of that person or as directed by that person; and

(xiii)	any reference to:

(A)	rights attaching to any share;

(B)	members having a right to attend and vote at general meetings of the Company;

(C)	dividends being paid, or any other distribution of the Company’s assets being made, to members; or

(D)	interests in a certain proportion or percentage of the issued share capital, or any class of share capital,

shall, unless otherwise expressly provided by the Statutes, be construed as though any treasury shares held by the Company had been cancelled.

(b)	Subject to the Statutes, a special resolution shall be effective for any purpose for which an ordinary resolution is expressed to be required under these articles.

(c)	Headings to these articles are inserted for convenience only and shall not affect construction.

3.	Limited liability

The liability of the members is limited to the amount, if any, unpaid on the shares in the Company respectively held by them.

SHARE CAPITAL

4.	Share capital and rights attached to shares

The authorised share capital of the Company is as specified in the Memorandum of Association of the Company.

The Company may issue the following shares in the capital of the Company with rights attaching to them as follows:

(a)

Class A Ordinary Shares: Each Class A Ordinary Share shall be non-redeemable and shall be issued with one vote attaching to it for voting purposes in respect of all matters on which ordinary shares in the capital of the Company have voting rights. Each Class A Ordinary Share shall rank pari passu in all respects with all other Class A Ordinary Share in the capital of the Company, including (but not limited to) as to rights to receive dividends and distributions, liquidation rights and proceeds upon a change of control.

(b)

Class B Ordinary Shares: Each Class B Ordinary Share shall be issued with no votes attaching to it for voting purposes in respect of all matters on which ordinary shares in the capital of the Company have voting rights, unless the registered holder of such Class B Ordinary Share is the Initial Class B Shareholder in respect of such Class B Ordinary Share, in which case each Class B Ordinary Share held by them shall carry 9 votes, subject to article 5(b) and article 42. The Class B Ordinary Shares shall be redeemable in the circumstances set out in article 5(c)(ii), but otherwise are non-redeemable. The Class B Ordinary Shares carry no rights to dividends and distributions, liquidation rights and proceeds upon a change of control except as set out in article 127(b). The Class B Ordinary Shares are strictly non-transferable, non-tradeable and non-distributable to any person whatsoever. The Board may only allot Class B Ordinary Shares in satisfaction of the terms of the Scheme of Arrangement

5.	Further provisions relating to the Class B Ordinary Shares

(a)

Class B Ordinary Shares are strictly non-transferable, non-tradeable and non-distributable to any person whatsoever. The Directors must not approve any instrument of transfer in respect of any Class B Ordinary Shares.

(b)	Each Class B Ordinary Share shall immediately cease to carry any entitlement to voting rights in any of the following circumstances:

(i)	the relevant Class B Shareholder’s Corresponding Class A Ordinary Shares being transferred out of restricted registered form to an unrestricted account;

(ii)	the death of the Class B Shareholder;

(iii)	the purported trade and/or transfer of the beneficial and/or legal interest of the relevant Class B Ordinary Share;

(iv)	the purported trade and/or transfer of the beneficial and/or legal interest of a Class B Shareholder’s Corresponding Class A Ordinary Share relating to the relevant Class B Ordinary Share;

(v)	any indirect change in control in respect of the Class B Shareholder (as determined by the Board); and

(vi)	23:59 (London time) on the tenth anniversary of the Effective Date.

(c)	Following any Class B Ordinary Share ceasing to carry any entitlement to voting rights in accordance with article 5(b) or, in respect of any Class B Ordinary Share subject to article 5(d):

(i)	no entitlement to voting rights may be reinstated in respect of such Class B Ordinary Shares at any time; and

(ii)	such Class B Ordinary Share shall automatically be redeemed for no consideration and shall be cancelled without any further action being required by any person.

(d)

In the event that any Class B Ordinary Shares are issued pursuant to the Scheme of Arrangement in consideration for the transfer of any class B ordinary shares in the capital of Wise plc that had ceased to carry any entitlement to voting rights in accordance with the provisions of the articles of association of Wise plc prior to the Effective Date, such Class B Ordinary Shares shall not carry any entitlement to voting rights and shall be subject to article 5(c).

6.	Authority to allot shares and grant rights

Subject to the Statutes, these articles and any resolution of the Company, the Board may offer, allot (with or without conferring a right of renunciation), grant options over, grant rights to subscribe for or to convert any security into or otherwise deal with or dispose of any unissued shares in the Company to such persons, at such times and generally on such terms as the Board may decide, save that the Board may only allot Class B Ordinary Shares in satisfaction of the terms of the Scheme of Arrangement.

7.	Power to pay commission

The Company may pay commissions or brokerage fees in respect of shares on such terms as the directors may think proper.

8.	Power to alter share capital

(a)	Subject to the Statutes and any restrictions in these articles, the Company may exercise the powers conferred by the Statutes to:

(i)	increase its share capital by creating new shares of such amount and in such currency or currencies as it thinks expedient;

(ii)	reduce its share capital;

(iii)	sub-divide or consolidate and divide all or any of its share capital;

(iv)	redenominate all or any of its shares and cancel some of its shares in connection with such a redenomination; and

(v)	alter its share capital in any other manner permitted by the Companies Law.

(b)

A resolution by which any share is sub-divided may determine that, as between the holders of the shares resulting from the sub-division, one or more of the shares may have such preferred or other special rights, or may have such qualified or deferred rights or be subject to such restrictions, as compared with the other or others, as the Company has power to attach to new shares.

(c)

If as a result of any consolidation and division or sub-division of shares any members would become entitled to fractions of a share, the Board may deal with the fractions as it thinks fit. In particular, the Board may:

(i)

(on behalf of those members) aggregate and sell the shares representing the fractions to any person (including, subject to the Statutes, the Company) and distribute the net proceeds of sale in due proportion among those members (except that any proceeds in respect of any holding less than a sum fixed by the Board may be retained for the benefit of the Company) and the directors may authorise some person to execute an instrument of transfer of shares and/or any relevant buyback instrument (if applicable) to, or in accordance with the directions of, the purchaser; or

(ii)

subject to the Statutes, first, allot to a member credited as fully paid by way of capitalisation of any reserve account of the Company such number of shares as rounds up the member’s holding to a number which, following consolidation and division or sub-division, leaves a whole number of shares.

(d)

For the purpose of a sale under paragraph (c)(i) above, the Board may authorise a person to transfer the shares to, or as directed by, the purchaser, who shall not be bound to see to the application of the purchase money and the title of the new holder to the shares shall not be affected by any irregularity in or invalidity of the proceedings relating to the sale.

(e)

Where any member’s entitlement to a portion of the proceeds of sale amounts to less than a minimum figure determined by the Board, that member’s portion may, at the Board’s discretion, be distributed to an organisation which is a charity for the purposes of the law of England and Wales.

9.	Shareholder rights plan

(a)

The Board is hereby authorised to establish a shareholder rights plan, including approving the execution of any document relating to the adoption and/or implementation of a rights plan. A rights plan may be in such form and may be subject to such terms and conditions as the Board shall determine in its absolute discretion.

(b)

The Board is hereby authorised to grant rights to subscribe for shares of the Company in accordance with a rights plan, including to issue preferred shares in one or more series or classes and determine from time to time before issuance the number of shares to be included in any such series or class and the powers, preferences, rights and qualifications, limitations or restrictions of such series or class. For the avoidance of doubt, the preferred shares may only be issued in accordance with a rights plan.

(c)

The Board may, in accordance with a rights plan, exercise any power under such rights plan (including a power relating to the issuance, redemption or exchange of rights or shares) on a basis that excludes one or more members, including a member who has acquired or may acquire a significant interest in or control of the Company.

(d)	The Board is authorised to exercise the powers under this article 9 for any purpose that the Board, in its discretion, deems reasonable and appropriate, including to ensure that:

(i)	any process which may result in an acquisition of a significant interest or change of control of the Company is conducted in an orderly manner;

(ii)	all holders of Class A Ordinary Shares will be treated fairly and in the same manner;

(iii)

any potential acquisition of a significant interest or change of control of the Company which would be unlikely to treat all holders of Class A Ordinary Shares fairly and in a similar manner would be prevented;

(iv)	the use of abusive tactics by any person in connection with any potential acquisition of a significant interest or change of control of the Company would be prevented;

(v)	an optimum price for shares would be received by or on behalf of all members of the Company;

(vi)	the success of the Company would be promoted for the benefit of its members as a whole;

(vii)	the long-term interests of the Company, its employees, its members and its business would be safeguarded;

(viii)	the Company would not suffer serious economic harm

(ix)	the Board has additional time to gather relevant information or pursue appropriate strategies; or

(x)	all or any of the above.

(e)	No action taken pursuant to this article 9 shall be a variation of the class rights attached to any existing class of shares in issue.

(f)	The provisions of this article 9 shall not apply for so long as the Company is subject to the UK City Code on Takeovers and Mergers.

10.	Power to issue redeemable shares and conversion of existing non-redeemable shares

Subject to the Statutes and these articles:

(a)

a share may be issued on terms that it is to be redeemed or is liable to be redeemed at the option of the Company or the holder and the terms, conditions and manner of redemption of such shares shall be determined by the Board before the shares are allotted (and such terms and conditions shall apply as if the same were set out in these articles); and

(b)

any existing non-redeemable shares (whether issued or not) may, where permitted by these articles and determined by the Board, be converted into shares that are to be redeemed or are liable to be redeemed in accordance with their terms, which may include provision for redemption at the option of either or both of the Company or holder thereof.

(c)	The Class A Ordinary Shares are not redeemable.

(d)	The Class B Ordinary Shares are not redeemable, save as set out in article 5(c)(ii).

11.	Power to purchase own shares

Subject to the Statutes, and to any rights conferred on the holders of any class of shares, the Company may purchase all or any of its shares of any class, including any redeemable shares. Subject to the Statutes, the Company may hold as treasury shares any shares purchased or redeemed by it.

12.	Power to reduce capital

Subject to the Statutes and to any rights conferred on the holders of any class of shares, the Company may by special resolution reduce its share capital, any capital redemption reserves and any share premium account in any way.

13.	Trusts not recognised

Except as required by law, a court of competent jurisdiction or these articles, no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or required to recognise (even when having notice of it) any equitable, contingent, future, partial or other claim to or interest in or in respect of any share, except the holder’s absolute right to the entirety of the share.

UNCERTIFICATED SHARES – GENERAL POWERS

14.	Uncertificated shares – general powers

(a)	Subject to the Statutes, the Board may permit any class of shares to be held in uncertificated form and to be transferred by means of a relevant system and may revoke any such permission.

(b)	In relation to any share which is for the time being held in uncertificated form:

(i)

the Company may utilise the relevant system in which it is held to the fullest extent available from time to time in the exercise of any of its powers or functions under the Statutes or these articles or otherwise in effecting any actions and the Board may from time to time determine the manner in which such powers, functions and actions shall be so exercised or effected;

(ii)	any provision in these articles which is inconsistent with:

(A)	the holding or transfer of that share in the manner prescribed or permitted by the Statutes;

(B)	any other provision of the Statutes relating to shares held in uncertificated form; or

(C)	the exercise of any powers or functions by the Company or the effecting by the Company of any actions by means of a relevant system,

shall not apply;

(iii)	the Company may, by notice to the holder of that share, require the holder to change the form of such share to certificated form within such period as may be specified in the notice;

(iv)	the Company may require that share to be converted into certificated form in accordance with the Statutes; and

(v)	where permitted by the Statutes, the Company shall not issue a certificate.

(c)	The Company may, by notice to the holder of any share in certificated form, direct that the form of such share may not be changed to uncertificated form for a period specified in such notice.

(d)

For the purpose of effecting any action by the Company, the Board may determine that shares held by a person in uncertificated form shall be treated as a separate holding from shares held by that person in certificated form but shares of a class held by a person in uncertificated form shall not be treated as a separate class from shares of that class held by that person in certificated form.

VARIATION OF RIGHTS

15.	Variation of rights

(a)

Whenever the share capital of the Company is divided into different classes of shares, all or any of the rights for the time being attached to any class of shares in issue may from time to time (subject to the Statutes and whether or not the Company is being wound up) be varied in such manner as those rights may provide or (if no such provision is made) either with the consent in writing of the holders of at least two-thirds in nominal value of the issued shares of that class or with the authority of a special resolution passed at a separate general meeting of the holders of those shares.

(b)

The provisions of these articles relating to general meetings of the Company or to the proceedings at general meetings shall apply, with the necessary changes having been made, to every such separate general meeting, except that:

(i)

the quorum at any such meeting (other than an adjourned meeting) shall be two members present in person or by proxy holding at least one-third in nominal amount of the issued shares of the class (excluding any shares of that class held as treasury shares);

(ii)

if at any adjourned meeting of such holders the quorum required under paragraph (i) above is not present, the quorum shall be at least one member present in person or by proxy holding shares of the class;

(iii)	every holder of shares of the class shall, on a poll, have one vote in respect of every share of the class held by that holder; and

(iv)	a poll may be demanded by any one holder of shares of the class whether present in person or by proxy.

(c)

Unless otherwise expressly provided by the rights attached to any class of shares those rights shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with them or by the purchase or redemption by the Company of any of its own shares or (subject to the Statutes) by the variation or cancellation of any rights attached to any other class of shares.

TRANSFERS OF SHARES

16.	Right to transfer shares

Subject to the restrictions in these articles (including but not limited to article 17 below), a member may transfer all or any of the member’s shares in any manner which is permitted by the Statutes.

17.	Transfers of uncertificated shares

The Company shall maintain a record of uncertificated shares in accordance with the Statutes.

18.	Transfers of certificated shares

(a)

An instrument of transfer of a certificated share may be in any usual form or in any other form which the Board may approve and shall be signed by or on behalf of the transferor and (except in the case of a fully paid share) by or on behalf of the transferee.

(b)	Subject to article 22(c), the Board may in its absolute discretion refuse to register any instrument of transfer of a certificated share unless it is:

(i)	left at the office, the transfer office, or at such other place as the Board may decide, for registration;

(ii)

accompanied by the certificate for the shares to be transferred and such other evidence (if any) as the Board may reasonably require to prove the title of the intending transferor or the intending transferor’s right to transfer the shares; and

(iii)	in respect of only one class of shares.

(c)

The Board shall not refuse to register a transfer of a certificated share to or from Cede & Co. (or any other nominee of DTC from time to time) unless the registration of such transfer would be contrary to the provisions of the Companies Law or any restriction in these articles.

(d)

All instruments of transfer which are registered may be retained by the Company, but any instrument of transfer which the Board refuses to register shall (except in any case where fraud or any other crime involving dishonesty is suspected in relation to such transfer) be returned to the person presenting it.

19.	Other provisions relating to transfers

(a)	No fee shall be charged for registration of a transfer or other document or instruction relating to or affecting the title to any share.

(b)	The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the register in respect of the share.

(c)	Nothing in these articles shall preclude the Board from recognising a renunciation of the allotment of any share by the allottee in favour of some other person.

(d)	Subject to article 22(c), unless otherwise agreed by the Board in any particular case, the maximum number of persons who may be entered on the register as joint holders of a share is four.

20.	Notice of refusal

If the Board refuses to register a transfer of a certificated share it shall, as soon as practicable and in any event within two months after the date on which the instrument of transfer was lodged, give to the transferor and the transferee notice of the refusal together with its reasons for refusal. The Board shall provide the transferor and the transferee with such further information about the reasons for the refusal as the transferor and/or the transferee may reasonably request.

TRANSMISSION OF SHARES

21.	Transmission on death

If a member dies, the survivor, where the deceased was a joint holder, and the member’s personal representatives where the member was a sole or the only surviving holder, shall be the only person or persons recognised by the Company as having any title to the member’s shares; but nothing in these articles shall release the estate of a deceased holder from any liability in respect of any share held by the member solely or jointly.

22.	Election of person entitled by transmission

(a)

A person becoming entitled to a share in consequence of the death or bankruptcy of a member or of any other event giving rise to a transmission by operation of law may, on producing such evidence as the Board may require and subject as provided in this article, elect either to be registered personally as the holder of the share or to nominate some other person to be registered as the holder of the share.

(b)

If the person elects to be registered personally, the person shall give notice to the Company to that effect. If the person elects to have another person registered, the first person shall execute a transfer of the share to that other person or shall execute such other document or take such other action as the Board may require to enable that other person to be registered.

(c)

The provisions of these articles relating to the transfer of shares shall apply to the notice or instrument of transfer or other document or action as if it were a transfer effected by the person from whom the title by transmission is derived and the event giving rise to such transmission had not occurred.

23.	Rights of person entitled by transmission

(a)

A person becoming entitled to a share in consequence of a death or bankruptcy or of any other event giving rise to a transmission by operation of law shall have the right to receive and give a discharge for any dividends or other moneys payable in respect of the share and shall have the same rights in relation to the share as the person would have if the person were the holder except that, until the person becomes the holder, the person shall not be entitled to attend or vote at any general meeting of the Company.

(b)

The Board may at any time give notice requiring any such person to elect either to be registered personally or to transfer the share and, if after 90 days the notice has not been complied with, the Board may withhold payment of all dividends or other moneys payable in respect of the share until the requirements of the notice have been complied with.

GENERAL MEETINGS

24.	General meetings

(a)	The Board shall determine whether any general meeting is to be held as:

(i)	a physical general meeting; or

(ii)	an electronic general meeting.

(b)

The Board may make whatever arrangements it considers fit to allow those entitled to do so to participate in any general meeting. In the case of an electronic general meeting, the Board need only make arrangements for those entitled to do so to participate by means of electronic communication (and need not make any provision for attendance at any physical venue). The Company is under no obligation to offer or provide electronic equipment for the purposes of attending a general meeting.

(c)	Unless otherwise specified in the notice of meeting, decided by the Board in accordance with article 25(a)(ii) or determined by the chair of the meeting either pursuant to article 25(a)(iii) or otherwise, a general meeting is deemed to take place at the place where the chair of the meeting is at the time of the meeting.

(d)

Two or more persons who may not be in the same place as each other attend a general meeting if their circumstances are such that if they have rights to speak and vote at that meeting, they are able to exercise them, and are able to hear the other attendees.

(e)	A person is present at a general meeting if the person attends it in accordance with the provisions of these articles.

(f)	A person is able to participate in a meeting if the person’s circumstances are such that if the person has rights in relation to the meeting, the person is able to exercise them.

(g)

In determining whether persons are attending or participating in a meeting, other than a physical general meeting, it is immaterial where any of them are or how they are able to communicate with each other, provided they can hear each other speak.

(h)

A person is able to exercise the right to speak at a general meeting when the chair of the meeting is satisfied that arrangements are in place so as to enable that person to communicate by speaking to all those attending the meeting, during the meeting, any information or opinions which that person has on the business of the meeting.

(i)	A person is able to exercise the right to vote at a general meeting when:

(i)	that person is able to vote, during the meeting, on resolutions put to the vote at the meeting; and

(ii)	that person’s vote can be taken into account in determining whether or not such resolutions are passed at the same time as the votes of all the other persons attending the meeting.

25.	Meeting at more than one place or in more than one format

(a)	A general meeting may be held at more than one place, or may be participated in in more than one way, if:

(i)	the notice convening the meeting so specifies; or

(ii)	the Board resolves, after the notice convening the meeting has been given, that:

(A)	the meeting shall be held at one or more than one place in addition to any place or places specified in the notice; or

(B)	arrangements will also be made for attendance and participation by means of electronic communication; or

(iii)

it appears to the chair of the meeting that the place of the meeting specified in the notice convening the meeting is inadequate to accommodate all persons entitled and wishing to attend at that place.

(b)

A general meeting held at more than one place or participated in in more than one way in accordance with paragraph (a) above, is duly constituted and its proceedings are valid if (in addition to the other provisions of these articles relating to general meetings being satisfied) the chair of the meeting is satisfied that facilities (whether electronic or otherwise) are available to enable each person present at each place and/or attending or participating in it by means of electronic communication to participate in the business of the meeting. Persons seeking to attend or participate in such a meeting via electronic communication shall be responsible for ensuring that they have access to the facilities (including, without limitation, systems, equipment and connectivity) which are necessary to enable them to attend or participate in such general meeting. Any failure of such facilities will not affect the validity of such general meeting or any business conducted at such general meeting or any action taken pursuant to such general meeting.

(c)

Each person who is present at any place of the meeting or who is attending it by means of electronic communication, and who would be entitled to count towards the quorum in accordance with the provisions of article 32 shall be counted in the quorum for, and shall be entitled to vote at, the meeting.

26.	Annual general meetings

The Board shall convene and the Company shall hold annual general meetings in accordance with the Statutes.

27.	Convening of general meetings other than annual general meetings

(a)	The Board may convene a general meeting other than an annual general meeting whenever it thinks fit.

(b)	A general meeting may also be convened in accordance with article 67.

(c)	A general meeting shall also be convened by the Board on the requisition of members under the Statutes or, in default, may be convened by such requisitionists, as provided by the Statutes.

(d)	A member may not propose business to be considered at a general meeting unless it has been requisitioned by them in accordance with the Statutes.

(e)

The Board shall comply with the Statutes regarding the giving and the circulation, on the requisition of members, of notices of resolutions and of statements with respect to matters relating to any resolution to be proposed or business to be dealt with at any general meeting of the Company.

28.	Proposals at annual general meetings

(a)

Prior to the Domestic Issuer Transition Date, no member shall have the right to propose business to be considered at an annual general meeting or, save as permitted under the Statutes, any other general meeting. Save for this article 28(a), this article 28 shall have no effect prior to the Domestic Issuer Transition Date.

(b)

On and after the Domestic Issuer Transition Date, nominations of persons for election to the Board and the proposal of other business to be considered by members may be made at an annual general meeting only as:

(i)	specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board or any duly authorised committee thereof;

(ii)	brought by or at the direction of the Board or any duly authorised committee thereof; or

(iii)

otherwise properly brought by any member who (1) was a holder (A) at the time of giving of notice provided for in subsection (d) of this article 28, (B) on the record date for determination of members entitled to vote at the meeting, and (C) at the time of the annual general meeting, (2) is entitled to vote at the meeting and (3) complies with the notice procedures set forth in subsection (d) of this article 28.

For the avoidance of doubt, subject to the Statutes, the foregoing clause (iii) of this article 28(b) shall be the exclusive means for a member to nominate for election or re-election to the Board any director or propose other business before an annual general meeting.

(c)

In addition to any other applicable requirements, for any business or nominations to be properly brought before an annual general meeting by a holder, the holder giving the notice (the “Noticing Member”) must have given timely notice thereof in proper form and in writing to the secretary and any such proposed business must be a proper matter for member action under the Companies Law and these articles. To be timely, a Noticing Member’s notice for such business must be delivered to the secretary at the principal executive offices of the Company not later than the close of business on the 120th day, nor earlier than the close of business on the 150th day prior to the first anniversary of the date of the preceding year’s annual general meeting; provided that if the date of the annual general meeting is more than 30 days before or more than 70 days after such anniversary date, or if no annual general meeting was held in the preceding year, such Noticing Member’s notice to be timely must be so delivered not earlier than the close of business on the 150th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. In no event shall any adjournment, recess, rescheduling or postponement of an annual general meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a member’s notice as described above. For the avoidance of doubt, a member shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in these articles.

(d)	To be in proper form, a Noticing Member’s notice to the secretary (whether given pursuant to this article 28 or otherwise) must:

(i)

if the notice relates to any business that the member proposes to bring before the meeting, other than the nomination of a director or directors, set forth (1)(a) a brief description of the business desired to be brought before the meeting and (b) the text, if any, of the proposal or business (including the text of any resolutions or actions proposed for consideration and if such business includes a proposal to amend these articles, the specific language of the proposed amendment), (2) the reasons for conducting such business at the meeting and any material interest in such business of each Owner (as defined below) and any Member Associated Person, (3) a description of all agreements, arrangements and understandings (whether written or oral, and including promises) between each Owner and any Member Associated Person and any other person or persons (including their names) in connection with the proposal of such business by such member, including, without limitation, (x) to consult or advise on any investment or potential investment in a publicly listed company (including the Company), (y) to nominate, submit or otherwise recommend (including, without limitation, supporting, advocating for, or otherwise taking action to further the consideration of) such person for appointment (or, for the avoidance of doubt, as a candidate for appointment) to any officer, executive officer or director role of any publicly listed company (including the Corporation) during the past ten (10) years, (4) a complete and accurate description of the outcome of any situations described pursuant to the foregoing clause (3), (5) the first date of contact between any member and/or Member Associated Person, on the one hand, and such person, on the other hand, with respect to the Company and (6) the amount and nature of any direct or indirect economic or financial interest, if any, of such person, or of any immediate family member of such person, in any funds or vehicles managed by, under common management with, or affiliated with any Member or Member Associated Person;

(ii)

set forth, as to the Noticing Member giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (collectively with the Noticing Members, the “Owners” and each an “Owner”): (1) the name and address, as they appear on the Company’s books, of each Owner and the name and address of any Member Associated Person, (2)(a) the number of shares in the capital of the Company which are directly or indirectly held of record or beneficially owned by each Owner and any Member Associated Person (provided that, for the purposes of this article 28(d)(ii), any such person shall in all events be deemed to beneficially own any shares of the Company as to which such person has a right to acquire beneficial ownership at any time in the future), (b) any short position, profits interest, option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived, in whole or in part, from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital of the Company, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Company, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Company, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Company or otherwise (a Derivative Instrument) directly or indirectly held or beneficially held by each Owner and any Member Associated Person, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of any security of the Company, (c) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which each Owner and any Member Associated Person has a right to vote or has granted a right to vote any security of the Company, (d) any Short Interest held by each Owner and any Member

Associated Person presently or within the last 12 months in any security of the Company (for purposes of these articles, a person shall be deemed to have a “Short Interest” in a security if such person, directly or indirectly, though any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (e) any contract, arrangement or understanding (including any contract to purchase or sell, acquisition or grant of any option, right or warrant to purchase or sell, swap or other instrument) between and among each Owner and/or any Member Associated Person, on the one hand, and any person acting in concert with any such person, on the other hand, with the intent to, or the effect of which may be to, transfer to or from any such person, in whole or in part, any of the economic consequences of ownership of any security of the Company or to increase or decrease the voting power of any such person with respect to any security of the Company, (f) any direct or indirect legal, economic or financial interest (including Short Interest) of each Owner and any Member Associated Person in the outcome of any (I) vote to be taken at any general meeting including any annual general meeting of the Company or (II) any meeting of members of any other entity with respect to any matter that is related, directly or indirectly, to any nomination or business proposed by any Owner under this article, (g) any rights to dividends on any security of the Company owned beneficially by each Owner and any Member Associated Person that are separated or separable from the underlying security of the Company, (h) any proportionate interest in any security of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which any Owner or any Member Associated Person is a general partner or, directly or indirectly, beneficially owns any interest in a general partner or is the manager or managing member or, directly or indirectly, beneficially owns any interest in the manager or managing member of a limited liability company or similar entity, (i) any performance-related fees (other than an asset-based fee) that each Owner and any Member Associated Person is entitled to based on any increase or decrease in the value of securities of the Company or Derivative Instruments, if any, as of the date of such notice, (j) any direct or indirect legal, economic or financial interest (including Short Interest) in any principal competitor of the Company held by each Owner and any Member Associated Person, (k) any material pending or threatened action, suit or proceeding (whether civil, criminal, investigative, administrative or otherwise) in which any Owner or any Member Associated Person is, or is reasonably expected to be made, a party or material participant involving the Company or any of its officers, directors or employees, or any Affiliate of the Company, or any officer, director or employee of such Affiliate, and (l) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder (sub-clauses (a) through (l) of this article 28(d)(ii)(2) shall be referred to as the “Member Information”), (3) a representation by the Noticing Member that such member is a holder of the Company entitled to vote at such meeting, will continue to be a holder of the Company entitled to vote at such meeting through the date of such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (4) a representation by the Noticing Member as to whether any Owner and/or any Member

Associated Person intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital required to approve or adopt the proposal or elect any nominee and/or (b) otherwise to solicit proxies or votes from members in support of such proposal or nomination or nominations, (5) a certification by the Noticing Member that each Owner and any Member Associated Person has complied with all applicable federal, state and other legal requirements in connection with its acquisition of shares or other securities of the Company and such person’s acts or omissions as a member of the Company, (6) the names and addresses of other members (including beneficial owners) known by any of the Owner or Member Associated Person to support such proposal or nomination or nominations, and to the extent known the class and number of all shares of the Company’s capital owned beneficially or of record by such other member(s) or other beneficial owner(s), and (7) a representation by the Noticing Member as to the accuracy of the information set forth in the notice; and

(iii)

set forth, as to each person, if any, whom the Noticing Member proposes to nominate for election or re-election to the Board (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person (at present and for the past five years), (3) the Member Information for such person and any member of the immediate family of such person, or any Affiliate or Associate (as such terms are defined below) of such person, or any person acting in concert therewith, (4) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in proxy statements as a proposed nominee of the Noticing Member and to serving as a director if elected), (5) a complete and accurate description of all direct and indirect compensation and other material monetary contracts, arrangements and understandings (whether written or oral) during the past three years, and any other material relationships, between or among the Owners and/or any Member Associated Person, on the one hand, and such person and any member of the immediate family of such person, and his or her respective Affiliates and Associates, or others acting in concert therewith, on the other hand, including, without limitation, all biographical and related party transaction and other information that would be required to be disclosed pursuant to the federal and state securities laws, including Item 404 promulgated under Regulation S-K under the Securities Act (or any successor provision), if any Owner and/or any Member Associated Person were the “registrant” for purposes of such rule and such person were a director or executive officer of such registrant, (6) a statement whether such person, if elected, intends to tender, promptly following such person’s election or re-election, an irrevocable resignation effective upon such person’s failure to receive the required vote for re-election at the next meeting at which such person would face re-election and upon acceptance of such resignation by the Board, (7) whether such person has (A) notified the board of directors of each publicly listed company on whose board such proposed nominee currently sits with respect to such person’s proposed nomination for election to the Board of Directors, and, (B) as applicable, received all necessary consents to serve on the Board of Directors if so nominated and elected or otherwise appointed (or, if any such consents have not been received, how such person intends to address such failure to receive such necessary consents), (8) whether such person’s nomination, election or appointment, as applicable, would violate or contravene a corporate governance policy, including, without limitation, a conflicts of interest or “overboarding” policy of any publicly listed company at which such person serves as an officer, executive officer or director, and, if so, a description of how such person intends to address such violation or contravention and (9) a completed and signed questionnaire, representation and agreement and any and all other information required by subsection (l) of this article 28.

(e)

A Noticing Member shall further update and supplement its notice of any nomination or other business proposed to be brought before a meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this article 28 shall be true and correct (A) as of the record date for the meeting and (B) as of the date that is 15 days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof. Such update and supplement shall be delivered to the secretary not later than five days after the later of the record date or the date a public announcement of the notice of the record date is first made (in the case of the update and supplement required to be made as of the record date for the meeting) and not later than 10 days prior to the date of the meeting, if practicable (or, if not practicable, on the first practicable date prior to the meeting), or any adjournment, recess, rescheduling or postponement thereof (in the case of the update and supplement required to be made as of 15 days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof). In addition, if the Noticing Member has delivered to the Company a notice relating to the nomination of directors, the Noticing Member shall deliver to the Company no later than 10 days prior to the date of the annual general meeting or any adjournment, recess, rescheduling or postponement thereof, if practicable (or, if not practicable, on the first practicable date prior to the date of the annual general meeting or such adjournment, recess, rescheduling or postponement thereof), reasonable evidence that it has complied with the requirements of Rule 14a-19 of the Exchange Act.

(f)

The Company may also, as a condition to any such nomination or business being deemed properly brought before an annual general meeting, require any Owner or any proposed nominee to deliver to the secretary, within five business days of any such request, such other information as may be reasonably be requested by the Company, including, without limitation, (A) such other information as may be reasonably required by the Board, in its sole discretion, to determine (1) the eligibility of such proposed nominee to serve as a director of the Company and (2) whether such proposed nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the Company and (B) that the Board determines, in its sole discretion, could be material to a reasonable member’s understanding of the independence, or lack thereof, of such proposed nominee.

(g)

Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this article 28 shall be eligible to be elected at an annual general meeting to serve as directors and only such business shall be conducted at a meeting of members as shall have been brought before the meeting in accordance with the procedures set forth in this article 28. Except as otherwise provided by law, the chairperson of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this article 28 (including whether the Owner, if any, on whose behalf the nomination or proposal is made, solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such Noticing Member’s nominee or proposal in compliance with such Owner’s representation as required by subsection 28(d)(ii)(4) of this article 28) and (b) if any proposed nomination or business was not made or proposed in compliance with this article 28, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. The number of nominees a Noticing Member may propose to nominate for election at a meeting of members shall not exceed the number of directors to be elected at such meeting.

(h)

Notwithstanding the foregoing provisions of this article 28, unless otherwise required by law, if the Noticing Member (or a Qualified Representative thereof) does not appear at the annual general meeting to present a nomination or propose business, such nomination shall be disregarded and such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Company.

(i)

For purposes of this article 28, delivery of any notice or materials by a member as required under this article 28 shall be made by both (1) hand delivery, overnight courier service, or by certified or registered mail, return receipt requested, in each case to the secretary at the principal executive offices of the Company and (2) electronic communication to the secretary.

(j)	For purposes of this article 28, the term:

(i)	Affiliate shall have the meaning attributed to such term in Rule 12b-2 under the Exchange Act and the rules and regulations promulgated thereunder;

(ii)	Associate shall have the meaning attributed to such term in Rule 12b-2 under the Exchange Act and the rules and regulations promulgated thereunder;

(iii)

Member Associated Person of any Owner (as defined above) means (1) any person acting in concert with such Owner, (2) any person controlling, controlled by or under common control (as defined under the Exchange Act) with such Owner or any of their respective Affiliates and Associates, or person acting in concert therewith and (3) any member of the immediate family of such Owner or an Affiliate or Associate of such Owner; and

(iv)

Qualified Representative of any member means a duly authorised officer, manager or partner of such member or any other person authorised by a writing executed by such member (or a reliable reproduction or electronic transmission of the writing) delivered to the Company prior to the presentation of any matters at any meeting of members stating that such person is authorised to act for such member as proxy at such meeting of members.

(k)

Notwithstanding the foregoing provisions of this article 28, a member must also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this article 28; provided that any references in these articles to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to this article 28. Nothing in this article 28 shall be deemed to affect any rights of members to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or any other applicable federal or state securities law with respect to that member’s request to include proposals in the Company’s proxy statement.

(l)

In addition to the other requirements of this article 28, each person who a Noticing Member proposes to nominate for election or re-election as a director of the Company must deliver in writing (in accordance with the time periods prescribed for delivery of notice under this article 28) to the secretary at the principal executive offices of the Company (A) a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the secretary upon written request of any holder identified by name within five business days of such written request) and (B) a written representation and agreement (in the form provided by the secretary upon written request of any holder identified by name within five business days of such written request) that such person (1) is not and will not become a party to (x) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (y) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under applicable law, (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Company, (3) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Company, and will comply with all applicable rules of the exchanges upon which the securities of the Company are listed and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company, and (4) in such person’s individual capacity and on behalf of any Owner on whose behalf the nomination is being made, intends to serve a full term if elected as a director of the Company.

(m)

All general meetings other than annual general meetings (including any separate general meetings of the holders of any class of shares in the Company) may be called for any purpose or purposes at any time by the Board and shall be called by the secretary, at the request of the Board, upon a proper written requisition (a requisition notice) of members holding at the date of the delivery of the requisition notice not less than one-tenth of the total voting rights of the members of the Company who have the right to vote at the requisitioned meeting (or such other voting rights threshold as may be prescribed by the Companies Law from time to time hereafter). Such requisition notice shall state the purpose(s) of such meeting and shall be accompanied by supporting documents relevant to such purpose(s). The requisition notice shall also be accompanied by written evidence from the requisitionists (in form and substance satisfactory to the Company) of the total voting rights then held by the requisitionists. The requisition notice shall be signed by or on behalf of the requisitionists and delivered to the secretary at the principal executive offices of the Company, and may consist of several documents in similar form each signed by or on behalf of one or more requisitionists.

(n)	Only such business shall be conducted at a meeting called pursuant to subsection (m) of this article 28 as shall have been brought before such meeting pursuant to the requisition notice, or if called by the Board, pursuant to the notice of the general meeting. Following the Domestic Issuer Transition Date, for any general meeting called pursuant to subsection (m) of this article 28, nominations of persons for election to the Board and any proposal of other business to be considered by members may be made at such meeting (i) by a member who properly submitted a requisition notice in the manner provided for in subsection (m) of this article 28 and included the election of directors and/or the business proposed to be considered in such requisition notice, (ii) by or at the direction of the Board or any duly authorised committee thereof or (iii) by any member other than a member who submitted a requisition notice in accordance with this article, who (A) is a holder (1) at the time of giving notice in accordance with this article, (2) on the record date for the determination of members of the Company entitled to vote at such meeting, and (3) at the time of such meeting, (B) is entitled to vote at such meeting and (C) complies with the notice procedures and other requirements applicable to a Noticing Member and the Noticing Member’s notice as provided for in this article 28, including delivering the member’s notice required by subsection (d) of this article 28 with respect to any nomination to the secretary not earlier than the close of business on the 120th day prior to such general meeting, nor later than the close of business on the later of the 90th day prior to such general meeting or the 10th day following the date on which public announcement is first made by the Company of the general meeting and of the nominees, if any, proposed to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a general meeting commence a new time period (or extend any time period) for the giving of a holder’s notice as described above. For the avoidance of doubt, a holder shall not be entitled to make additional or substitute nominations at a general meeting following the expiration of the time periods set forth in these articles.

29.	Separate general meetings

Subject to these articles and to any rights for the time being attached to any class of shares in the Company, the provisions of these articles relating to general meetings of the Company (including, for the avoidance of doubt, provisions relating to the proceedings at general meetings or to the rights of any person to attend or vote or be represented at general meetings or to any restrictions on these rights) shall apply, with the necessary changes having been made, in relation to every separate general meeting of the holders of any class of shares in the Company.

NOTICE OF GENERAL MEETINGS

30.	Length, form and content of notice

(a)	Subject to the Statutes and these articles, all general meetings shall be called by not less than such minimum notice period as is permitted by the Statutes.

(b)

Notice of every general meeting shall be given to all members other than any who, under these articles or the terms of issue of the shares they hold, are not entitled to receive such notices from the Company, and also to the auditors (or, if more than one, each of them) and to each director.

(c)

The notice (including any notice given by means of electronic communication) shall comply with all applicable requirements in the Statutes and shall specify whether the meeting will be an annual general meeting.

(d)

Without prejudice to the provisions of article 25(a), if it is anticipated that a meeting will be conducted as an electronic general meeting, the notice of meeting shall state how it is proposed that persons attending or participating in the meeting by means of electronic communication should communicate with the meeting.

31.	Omission or non-receipt of notice

The accidental omission to give notice of a general meeting or to send an instrument of proxy (where this is intended to be sent out with the notice) to, or the non-receipt of the notice or instrument of proxy (as applicable) by, any person entitled to receive the same shall not invalidate the proceedings of that meeting.

PROCEEDINGS AT GENERAL MEETINGS

32.	Quorum

(a)	No business (other than the appointment of a chair) shall be transacted at any general meeting unless the requisite quorum is present when the meeting proceeds to business.

(b)	Subject to article 32(c), two qualifying persons entitled to vote shall be a quorum, unless:

(i)	each is a qualifying person only because that person is authorised to act as the representative of a corporation in relation to the meeting, and they are representatives of the same corporation; or

(ii)	each is a qualifying person only because that person is appointed as proxy of a member in relation to the meeting, and they are proxies of the same member.

(c)	With effect from the Domestic Issuer Transition Date, a quorum shall be present if both:

(i)

two qualifying persons are present at a meeting unless each is a qualifying person only because (A) that person is authorised to act as the representative of a corporation in relation to the meeting, and they are representatives of the same corporation or (B) that person is appointed as proxy of a member in relation to the meeting, and they are proxies of the same member; and

(ii)

those qualifying persons present together hold (or are the representative or proxy of members in relation to the meeting holding) at least one-third (33 1/3 per cent.) of the number of the issued shares (excluding any shares held as treasury shares) entitled to vote on the business to be transacted or the minimum portion of the number of the issued shares (excluding any shares held as treasury shares) entitled to vote on the business to be transacted required by the Relevant US Exchange if such requirement is greater than one-third (33 1/3 per cent.).

(d)	For the purposes of this article, a qualifying person means:

(i)	an individual who is a member of the Company;

(ii)	a person authorised to act as the representative of a corporation in relation to the meeting; or

(iii)	a person appointed as proxy of a member in relation to the meeting.

(e)

If within 15 minutes from the time fixed for holding a general meeting a quorum is not present, the meeting, if convened on the requisition of members, shall be dissolved. In any other case, it shall stand adjourned for ten clear days (or, if that day is a Saturday, a Sunday or a holiday, to the next working day) and at the same time and place (and/or, if appropriate, with similar or equivalent facilities for electronic attendance and participation) as the original meeting, or, subject to article 37(g) and the Statutes, to such other day, and at such other time and place (and/or, if appropriate, with such other facilities for electronic attendance and participation), as the Board may decide.

(f)	If at an adjourned meeting a quorum is not present within 15 minutes from the time fixed for holding the meeting, the meeting shall be dissolved.

33.	Security

The Board may, subject to the Statutes, make any physical or electronic security arrangements which it considers appropriate relating to the holding of a general meeting of the Company including, without limitation, arranging for any person attending a meeting physically to be searched and for items of personal property which may be taken into a meeting to be restricted. A director or the secretary may:

(i)	refuse physical or electronic entry to a meeting to any person who refuses to comply with any such arrangements; and

(ii)	eject from a physical general meeting or an electronic general meeting (as applicable) any person who causes the proceedings to become disorderly.

34.	Chair

(a)

At each general meeting, the chair of the Board (if any) or, if the chair is absent or unwilling, the deputy chair (if any) of the Board or (if more than one deputy chair is present and willing) the deputy chair who has been longest in such office, shall preside as chair of the meeting. If neither the chair nor deputy chair is present and willing, one of the other directors selected for the purpose by the directors present or, if only one director is present and willing, that director, shall preside as chair of the meeting. If no director is present within 15 minutes after the time fixed for holding the meeting or if none of the directors present is willing to preside as chair of the meeting, the members present and entitled to vote shall choose one of their number to preside as chair of the meeting.

(b)

Subject to the Statutes (and without prejudice to any other powers vested in the chair of a meeting) when conducting a general meeting, the chair of the meeting may make whatever arrangements and take whatever actions as the chair considers, in the chair’s sole discretion, to be appropriate or conducive to the facilitation of the conduct of the business of the meeting, proportionate discussion on any item of business of the meeting, or the maintenance of good order.

(c)

If the chair of a general meeting is participating in that meeting by means of electronic communication and becomes disconnected from the meeting, another person (determined in accordance with the provisions of paragraph (a) above) shall preside as chair of the meeting unless and until the original chair regains electronic connection with the meeting. In the event that no replacement chair is presiding over the general meeting (and the original chair has not regained electronic connection with the meeting) 20 minutes after the original chair became disconnected from the meeting, the meeting shall be adjourned to a time and place (and/or, if appropriate, facilities for electronic attendance and participation) to be fixed by the Board.

35.	Right to attend and speak

(a)	A director shall be entitled to attend and speak at any general meeting of the Company whether or not the director is a member.

(b)

The chair may invite any person to attend and speak at any general meeting of the Company if the chair considers that such person has the appropriate knowledge or experience of the Company’s business to assist in the deliberations of the meeting.

(c)	A proxy shall be entitled to speak at any general meeting of the Company.

36.	Resolutions and amendments

(a)

Subject to the Statutes, a resolution may only be put to the vote at a general meeting if the chair of the meeting in the chair’s absolute discretion decides that the resolution may properly be regarded as within the scope of the meeting.

(b)

In the case of a resolution to be proposed as a special resolution no amendment may be made, at or before the time at which the resolution is put to the vote, to the form of the resolution as set out in the notice of meeting, except to correct a patent error or as may otherwise be permitted by law.

(c)	In the case of a resolution to be proposed as an ordinary resolution no amendment may be made, at or before the time at which the resolution is put to the vote, unless:

(i)

in the case of an amendment to the form of the resolution as set out in the notice of meeting, notice of the intention to move the amendment is received at the office at least 48 hours before the time fixed for the holding of the relevant meeting; or

(ii)	in any case, the chair of the meeting in the chair’s absolute discretion otherwise decides that the amendment or amended resolution may properly be put to the vote.

The giving of notice under paragraph (i) above shall not prejudice the power of the chair of the meeting to rule the amendment out of order.

(d)	With the consent of the chair of the meeting, a person who proposes an amendment to a resolution may withdraw it before it is put to the vote.

(e)

If the chair of the meeting rules a resolution or an amendment to a resolution admissible or out of order (as the case may be), the proceedings of the meeting or the resolution in question shall not be invalidated by any error in the chair’s ruling. Any ruling by the chair of the meeting in relation to a resolution or an amendment to a resolution shall be final and conclusive.

37.	Adjournment

(a)

With the consent of any general meeting at which a quorum is present the chair of the meeting may (and shall if so directed by the meeting) adjourn the meeting from time to time and from place (and/or, if appropriate, facilities for electronic attendance and participation) to place (and/or, if appropriate, facilities for electronic attendance and participation).

(b)

In addition, the chair of the meeting may at any time without the consent of the meeting adjourn the meeting (whether or not it has commenced or a quorum is present) to another time and/or place (and, if the chair considers it appropriate, facilities for electronic attendance and participation) if, in the chair’s opinion, it would facilitate the conduct of the business of the meeting to do so.

(c)

In addition, the chair of the meeting shall at any time without the consent of the meeting adjourn the meeting (whether or not it has commenced or a quorum is present) to another time and/or place (and/or, if appropriate, with other facilities for electronic attendance and participation) if, in the chair’s opinion, the facilities (whether electronic or otherwise, and whether affecting the place (or more than one place) of the meeting or any electronic participation arrangements) are not sufficient to allow the meeting to be conducted substantially in accordance with the provisions set out in the notice of meeting.

(d)	Nothing in this article shall limit any other power vested in the chair of the meeting to adjourn the meeting.

(e)	All business conducted at a general meeting up to the time of any adjournment shall, subject to paragraph (f) below, be valid.

(f)

The chair of the meeting may specify that only the business conducted at a general meeting up to a point in time which is earlier than the time of adjournment is valid if, in the chair’s opinion, to do so would be more appropriate.

(g)

Whenever a meeting is adjourned for 30 days or more or sine die, at least 14 clear days’ notice of the adjourned meeting shall be given in the same manner as in the case of the original meeting but otherwise no person shall be entitled to any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting.

(h)	No business shall be transacted at any adjourned meeting other than the business which might have been transacted at the meeting from which the adjournment took place.

38.	Method of voting

All resolutions put to the vote of a general meeting shall be decided on a poll.

39.	How poll is to be taken

(a)

A poll shall be taken at such time (either at the meeting at which the resolution is proposed or within 30 days after the meeting), at such place and in such manner (including by means of electronic communication) as the chair of the meeting shall direct and the chair may appoint scrutineers (who need not be members).

(b)	A poll demanded on a question of adjournment shall be taken at the meeting without adjournment.

(c)	It shall not be necessary (unless the chair of the meeting otherwise directs) for notice to be given of a poll whether taken at or after the meeting at which it was demanded.

(d)	On a poll, votes may be given either personally or by proxy and a member entitled to more than one vote need not use all the member’s votes or cast all the votes used in the same way.

(e)	The result of the poll shall be deemed to be a resolution of the meeting at which the poll was demanded (or deemed to have been demanded).

40.	Validity of meeting

All persons seeking to attend or participate in an electronic general meeting shall be responsible for maintaining adequate facilities to enable them to do so by means of electronic communication. Subject only to the requirement for the chair to adjourn a general meeting in accordance with the provisions of article 37(c), any inability of a person or persons to attend or participate in an electronic general meeting shall not invalidate the proceedings of that electronic general meeting.

VOTES OF MEMBERS

41.	Voting rights

(a)

Subject to these articles and to any special rights or restrictions as to voting for the time being attached to any class of shares in the Company (including, for the avoidance of doubt, such rights and restrictions as apply to the Class A Ordinary Shares and Class B Ordinary Shares as set out in articles 4(a) and 4(b) and article 5 above):

(i)	on a poll, every member who is present in person or by a duly appointed proxy shall have one vote for each share of which he or she is the holder;

(ii)

on a poll, every Initial Class B Shareholder who is present in person or by a duly appointed proxy shall have 9 votes for every Class B Ordinary Share of which such Initial Class B Shareholder is the holder;

(iii)	the Class B Ordinary Shares shall carry no entitlement to voting rights unless the registered holder of such Class B Ordinary Shares is the Initial Class B Shareholder;

(iv)

the entitlement to voting rights held exclusively by the Initial Class B Shareholders is non-transferable and may only be exercised by the named Initial Class B Shareholders, whether in person or by proxy.

(b)

For the purposes of determining which persons are entitled to attend or vote at any general meeting, and how many votes such persons may cast, the Company must specify in the notice of the meeting a time, determined by the Board, by which a person must be entered on the register in order to have the right to attend or vote at the meeting. Changes to entries on the register after the time so specified shall be disregarded in determining the rights of any person to attend or vote at the meeting, notwithstanding any provisions in the Statutes or these articles to the contrary.

42.	Restrictions on voting – Class B Ordinary Shares

(a)

Subject to articles 42(b) to 42(d) and article 41(a), each Class B Shareholder shall be entitled to attend and speak at any general meeting of the Company or any meeting of the holders of any class of shares or to vote at any such meeting, and shall have the right to attend (whether in person or by proxy), to speak and to demand and vote on a poll.

(b)

The number of votes that each Class B Shareholder Group (other than Kristo Käärmann’s Class B Shareholder Group) is entitled to exercise by virtue of its consolidated holding of Class B Ordinary Shares shall be capped, in accordance with article 42(h), on the following basis and in the following circumstances in respect of each shareholder resolution:

(i)

each member of the relevant Class B Shareholder Group shall be entitled to all votes attaching to the Class A Ordinary Shares held by it (for the avoidance of doubt regardless of the number of Class B Ordinary Shares owned by that member or by any other members of that Class B Shareholder Group and even in excess of the Non-CEO Permitted Maximum);

(ii)

in addition to the votes under article 42(b)(i) above, each member of the relevant Class B Shareholder Group shall be entitled to any and all votes attaching to the Class B Ordinary Shares held by it, provided always that the total number of votes exercisable by the Class B Shareholder Group (in aggregate across all members of the Class B Shareholder Group and including all votes attaching to Class A Ordinary Shares and Class B Ordinary Shares held across all members of the Class B Shareholder Group) shall not exceed the Non-CEO Permitted Maximum; and

(iii)

in circumstances where any restriction under article 42(b)(ii) above applies, the excess votes in respect of Class B Ordinary Shares (over the Non-CEO Permitted Maximum) that are not exercisable in accordance with this Article 42(b) shall be deducted from the number of votes that would otherwise be exercisable by the members of the relevant Class B Shareholder Group, in each case pro rata to their holdings of Class B Ordinary Shares.

(c)

The number of votes that each member of Kristo Käärmann’s Class B Shareholder Group is entitled to by virtue of its consolidated holding of Class B Ordinary Shares shall be capped, in accordance with article 42(h), on the following basis and in the following circumstances, while Kristo Käärmann is Chief Executive Officer of the Company, in respect of each shareholder resolution:

(i)

each member of Kristo Käärmann’s Class B Shareholder Group shall be entitled to all votes attaching to the Class A Ordinary Shares held by him or it (for the avoidance of doubt regardless of the number of Class B Ordinary Shares owned by that member or by any other members of that Class B Shareholder Group and even in excess of the Non-CEO Permitted Maximum);

(ii)

in addition to the votes under article 42(c)(i) above, each member of Kristo Käärmann’s Class B Shareholder Group shall be entitled to any and all votes attaching to the Class B Ordinary Shares held by him or it, provided always that the total number of votes exercisable by his Class B Shareholder Group (in aggregate across the Class B Shareholder Group and including all votes attaching to Class A Ordinary Shares and

Class B Ordinary Shares held across all members of his Class B Shareholder Group) shall not exceed the CEO Permitted Maximum; and

(iii)

in circumstances where any restriction under article 42(c)(ii) above applies, the excess votes in respect of Class B Ordinary Shares (over the CEO Permitted Maximum) that are not exercisable in accordance with this article 42(c) shall be deducted from the number of votes that would otherwise be exercisable by the members of Kristo Käärmann’s Class B Shareholder Group, in each case pro rata to their holdings of Class B Ordinary Shares.

(d)

The number of votes that each member of Kristo Käärmann’s Class B Shareholder Group is entitled to by virtue of its consolidated holding of Class B Ordinary Shares shall, in accordance with article 42(h), be capped on the following basis and in the following circumstances at any time Kristo Käärmann is not Chief Executive Officer of the Company, in respect of each shareholder resolution:

(i)

each member of Kristo Käärmann’s Class B Shareholder Group shall be entitled to all votes attaching to the Class A Ordinary Shares held by him or it (for the avoidance of doubt regardless of the number of Class B Ordinary Shares owned by that member or by any other members of that Class B Shareholder Group and even in excess of the Non-CEO Permitted Maximum);

(ii)

in addition to the votes under article 42(d)(i) above, each member of Kristo Käärmann’s Class B Shareholder Group shall be entitled to any and all votes attaching to the Class B Ordinary Shares held by him or it, provided always that the total number of votes exercisable by the Class B Shareholder Group (in aggregate across the Class B Shareholder Group and including all votes attaching to Class A Ordinary Shares and Class B Ordinary Shares held across all members of the Class B Shareholder Group) shall not exceed the Non-CEO Permitted Maximum; and

(iii)

in circumstances where any restriction under article 42(d)(ii) above applies, the excess votes in respect of Class B Ordinary Shares (over the Non-CEO Permitted Maximum) that are not exercisable in accordance with this article 42(d) shall be deducted from the number of votes that would otherwise be exercisable by the members of Kristo Käärmann’s Class B Shareholder Group, in each case pro rata to their holdings of Class B Ordinary Shares.

(e)

For the avoidance of doubt, nothing in articles 42(a) to 42(d) shall prevent any shareholder or Class B Shareholder Group from being entitled to exercise votes attaching to shares in the Company in excess of the CEO Permitted Maximum or the Non-CEO Permitted Maximum (as applicable) by virtue solely of the votes attaching to Class A Ordinary Shares.

(f)

At any time when the aggregate number of a Class B Shareholder Group’s votes attaching to Shares in the Company exceeds the Non-CEO Permitted Maximum or, in the case of Kristo Käärmann’s Class B Shareholder Group, the CEO Permitted Maximum or the Non-CEO Permitted Maximum (as applicable), the Directors may deal with such votes attaching to Class B Ordinary Shares as are in excess of the CEO Permitted Maximum or the Non-CEO Permitted Maximum (as applicable) as Affected Votes. The Directors shall give an Affected Vote Notice to the registered holder of any Class B Share which they determine to deal with as an Affected

Vote and shall state that the provisions of article 42(g) (all of which shall be set out in the Affected Vote Notice) are to be applied in respect of such Affected Votes.

(g)

A registered holder of Class B Ordinary Shares upon whom an Affected Vote Notice has been served shall not be entitled to exercise or cast their Affected Votes at the general meeting of the Company or any meeting of the holders of any class of shares at which such Affected Votes have been deemed effective. In the case of a general meeting of the Company or any meeting of the holders of any class of shares, the Affected Votes shall vest in the Chair of such meeting who shall abstain from exercising or casting the Affected Votes.

(h)

For the purposes of articles 42(b) to 42(d), votes in respect of Class B Ordinary Shares shall be capped such that, on a shareholder resolution, the number of votes eligible to be cast by a Class B Shareholder Group shall not exceed the CEO Permitted Maximum or the Non-CEO Permitted Maximum (as applicable) as a proportion of all votes eligible to be cast in respect of that shareholder resolution. In calculating the total number of votes eligible to be cast in respect of a shareholder resolution (as the denominator in the calculation), any Affected Votes shall be excluded thereby decreasing the total number of votes eligible to be cast and, as a consequence, decreasing the total number of votes required for a shareholder to reach the CEO Permitted Maximum and the Non-CEO Permitted Maximum. This mechanism can be illustrated by way of a worked example as follows:

(i)

if there are 100 votes in the Company and Kristo Käärmann (as Chief Executive Officer of the Company) holds 60 of these votes, the voting rights that Kristo Käärmann is entitled to will exceed the CEO Permitted Maximum, thereby triggering the vote capping mechanism;

(ii)

40 votes in the Company will be held by shareholders other than Kristo Käärmann, therefore Kristo Käärmann is entitled to votes, by virtue of his Class B Ordinary Shares, such that as a proportion of the aggregate of the votes Kristo Käärmann is entitled to and the votes that shareholders other than Kristo Käärmann are entitled to, Kristo Käärmann does not exceed the CEO Permitted Maximum; and

(iii)

Kristo Käärmann is therefore entitled to cast 39 votes in respect of that Shareholder resolution by virtue of his Class B Ordinary Shares, with the voting rights he holds in excess of that number by virtue of his Class B Ordinary Shares being Affected Votes.

43.	Representation of corporations

(a)

Any corporation which is a member of the Company may, by resolution of its Board or other governing body, authorise any person or persons to act as its representative or representatives at any general meeting of the Company.

(b)	The Board or any director or the secretary may (but shall not be bound to) require evidence of the authority of any such representative.

44.	Voting rights of joint holders

If more than one of the joint holders of a share tenders a vote on the same resolution, whether in person or by proxy, the vote of the senior who tenders a vote shall be accepted to the exclusion of the vote(s) of the other joint holder(s); and for this purpose seniority shall be determined by the order in which the names stand in the register in respect of the relevant share.

45.	Voting rights of members incapable of managing their affairs

A member in respect of whom an order has been made by any court having jurisdiction (whether in Jersey or elsewhere) in matters concerning mental disorder may vote by the member’s receiver, curator bonis or other person in the nature of a receiver or curator bonis appointed by that court, and the receiver, curator bonis or other person may, on a poll, vote by proxy. Evidence to the satisfaction of the Board of the authority of the person claiming the right to vote must be received at the office (or at such other address as may be specified for the receipt of proxy appointments) not later than the last time by which a proxy appointment must be received in order to be valid for use at the meeting or adjourned meeting or on the holding of the poll at or on which that person proposes to vote and, in default, the right to vote shall not be exercisable.

46.	Voting rights suspended where sums overdue

Unless the Board otherwise decides, a member shall not be entitled to vote, either in person or by proxy, at any general meeting of the Company in respect of any share held by that member unless all calls and other sums presently payable by that member in respect of that share have been paid.

47.	Objections to admissibility of votes

No objection shall be raised as to the admissibility of any vote except at the meeting or adjourned meeting or poll at which the vote objected to is or may be given or tendered, and every vote not disallowed at such meeting or poll shall be valid for all purposes. Any such objection made in due time shall be referred to the chair of the meeting, whose decision shall be final and conclusive.

PROXIES

48.	Proxies

(a)

A proxy need not be a member of the Company and a member may appoint more than one proxy in relation to a meeting, provided that each proxy is appointed to exercise the rights attached to a different share or shares held by the member.

(b)	The appointment of a proxy shall not preclude a member from attending and voting in person at the meeting or on the poll concerned.

(c)	The appointment of a proxy shall only be valid for the meeting mentioned in it and any adjournment of that meeting (including on any poll demanded at the meeting or any adjourned meeting).

49.	Appointment of proxy

(a)	Subject to the Statutes, the appointment of a proxy may be in such form as is usual or common or in such other form as the Board may from time to time approve and shall be signed by the appointor, or the appointor’s duly authorised agent, or, if the appointor is a corporation, shall either be executed under its common seal or be signed by an agent or officer authorised for that purpose. The signature may be an electronic signature or applied mechanically and need not be witnessed.

(b)

Without limiting the provisions of these articles, the Board may from time to time in relation to uncertificated shares: (i) approve the appointment of a proxy by means of an electronic communication sent by an originator which is sent by means of the relevant system and received by such participant in that system acting on behalf of the Company as the Board may prescribe, in such form and subject to such terms and conditions as the Board may from time to time prescribe (subject always to the facilities and requirements of the relevant system)); and (ii) approve supplements to, or amendments or revocations of, any such uncertificated proxy instruction by the same means. In addition, the Board may prescribe the method of determining the time at which any such uncertificated proxy instruction is to be treated as received by the Company or such participant and may treat any such uncertificated proxy instruction which purports to be or is expressed to be sent on behalf of a holder of a share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that holder.

50.	Receipt of proxy

(a)	A proxy appointment:

(i)

must be received at a proxy notification address not less than 48 hours (or such shorter time as the Board decides) before the time fixed for holding the meeting at which the appointee proposes to vote; or

(ii)

in the case of a poll taken more than 48 hours after it is demanded or in the case of an adjourned meeting to be held more than 48 hours after the time fixed for holding the original meeting, must be received at a proxy notification address not less than 24 hours (or such shorter time as the Board decides) before the time fixed for the taking of the poll or, as the case may be, the time fixed for holding the adjourned meeting; or

(iii)

in the case of a poll which is not taken at the meeting at which it is demanded but is taken 48 hours or less after it is demanded, or in the case of an adjourned meeting to be held 48 hours or less after the time fixed for holding the original meeting, must be received:

(A)	at a proxy notification address in accordance with (i) above;

(B)	by the chair of the meeting or the secretary or any director at the meeting at which the poll is demanded or, as the case may be, at the original meeting; or

(C)	at a proxy notification address by such time as the chair of the meeting may direct at the meeting at which the poll is demanded.

In calculating the periods mentioned, no account shall be taken of any part of a day that is not a working day (within the meaning of the Companies Law).

(b)	The Board may, but shall not be bound to, require reasonable evidence of the identity of the member and of the proxy, the member’s instructions (if any) as to how the proxy is to vote and,

where the proxy is appointed by a person acting on behalf of the member, authority of that person to make the appointment.

(c)

The Board may decide, either generally or in any particular case, to treat a proxy appointment as valid notwithstanding that the appointment or any of the information required under paragraph (b), above has not been received in accordance with the requirements of this article.

(d)

Subject to paragraph (c) above, if the proxy appointment and any of the information required under paragraph (b) above, is not received in the manner set out in paragraph (a) above, the appointee shall not be entitled to vote in respect of the shares in question.

(e)

If two or more valid but differing proxy appointments are received in respect of the same share for use at the same meeting or on the same poll, the one which is last received (regardless of its date or of the date of its execution) shall be treated as replacing and revoking the others as regards that share and if the Company is unable to determine which was last received, none of them shall be treated as valid in respect of that share.

51.	Notice of revocation of authority etc.

(a)

A vote given or poll demanded by proxy or by a representative of a corporation shall be valid notwithstanding the previous termination of the authority of the person voting or demanding a poll or (until entered in the register) the transfer of the share in respect of which the appointment of the relevant person was made unless notice of the termination was received at a proxy notification address not less than six hours before the time fixed for holding the relevant meeting or adjourned meeting or, in the case of a poll not taken on the same day as the meeting or adjourned meeting, before the time fixed for taking the poll.

(b)

A vote given by a proxy or by a representative of a corporation shall be valid notwithstanding that the vote was not cast in accordance with any instructions given by the member by whom the proxy or representative of a corporation is appointed. The Company shall not be obliged to check whether the proxy or representative of a corporation has in fact voted in accordance with any such member’s instructions.

52.	Information rights

(a)	A member who holds shares on behalf of another person may nominate that person to enjoy information rights.

(b)	For the purposes of article 52(a), information rights means:

(i)	the right to receive a copy of all communications that the Company sends to its members generally or to any class of members that includes the person making the nomination;

(ii)	the right of a debenture holder to receive a copy of the Company’s last annual accounts and a copy of the auditor’s report on the accounts; and

(iii)	the right of a member to receive a document or information from the Company in hard copy form.

MEMBERS’ RESOLUTIONS IN WRITING

53.	Members’ resolutions in writing

If at any time and from time to time the holder(s) of Class B Ordinary Shares hold, in aggregate, 50.1 per cent. or more of the total voting rights held by the members of the Company and subject to the voting restrictions set out in article 42:

(a)

Subject to compliance with the Statutes, where applicable, a resolution in writing (including a special resolution but excluding a resolution removing an auditor) signed by members (who would be entitled to receive notice of and attend and vote at a general meeting at which such a resolution would be proposed) or by their duly appointed agents or attorneys representing such number of voting rights of eligible members as would have been required to pass such resolutions on a poll taken at a meeting of the members (or of a class of members) shall be as valid and effectual as if it had been passed at a general meeting of the Company duly convened and held (and, for the avoidance of doubt, any minimum notice period requirements applicable to special resolutions shall not apply).

(b)

Any such resolution may consist of several documents in the like form each signed by one or more of the members or their agent or attorneys and signature in the case of a body corporate which is a member shall be sufficient if made by a director or other duly authorised officer thereof or its duly appointed agent or attorney.

Save as set out above, and as permitted by the Statutes, the passing of a resolution of the members in writing shall be prohibited.

DIRECTORS

54.	Number and classification of directors

(a)	Subject to the Companies Law, the number of directors shall be determined and fixed from time to time by the Board in its sole discretion.

(b)

The directors shall be divided into two classes, designated Class I and Class II respectively, and each class shall consist, as nearly as possible, of a number of directors equal to one-half of the total number of directors. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board.

55.	Directors need not be members

A director need not be a member of the Company.

ELECTION, RETIREMENT AND REMOVAL OF DIRECTORS

56.	Election of directors by the Company

(a)

Subject to these articles (including, without limitation, any maximum number of directors specified by the Board pursuant to article 54(a)), the Company may by ordinary resolution elect any person who is willing to act to be a director, either to fill a vacancy or as an additional director.

(b)	No person shall be elected or re-elected as a director at any general meeting unless:

(i)	the person is a director retiring at the meeting and he or she is recommended by the Board for re-election; or

(ii)	the person is recommended by the Board;

(iii)

prior to the Domestic Issuer Transition Date, during the period from and including the date that is 120 days before, to and including the date that is 90 days before, the proposed date of the general meeting of the Company or, where applicable, the date on which an ordinary resolution pursuant to article 53 is passed, there has been given to the Company, by a member (other than the person to be proposed) entitled to vote at the meeting, notice of the member’s intention to propose a resolution for the election of that person, stating the particulars which would, if the person were so elected, be required to be included in the Company’s register of directors and a notice executed by that person of the person’s willingness to be elected; or

(iv)	following the Domestic Issuer Transition Date, they are proposed for appointment pursuant to and in accordance with article 28.

(c)

The chairman of any general meeting at which resolutions contained in any member’s notice referred to in article 56(b)(iii) are proposed may waive the notice requirements set out in article 56(b)(iii) and submit to the general meeting the name(s) of any person(s) duly qualified and willing to be elected as a director of the Company for election or re-election (as the case may be). Where article 53 applies and a director is proposed to be elected or re-elected by ordinary resolution of the Company passed in accordance with article 53, the holder(s) of a simple majority of the Class B Ordinary Shares may waive the notice requirements set out in article 56(b)(iii) in writing.

57.	Separate resolutions for election of each director

Every ordinary resolution for the election of a director shall relate to one named person and a single resolution for the election of two or more persons shall be void, unless at a general meeting a resolution that it shall be so proposed has been first agreed to by the meeting without any vote being cast against it.

58.	The Board’s power to appoint directors

The Board may appoint any person who is willing to act to be a director, either to fill a vacancy or by way of addition to their number.

59.	Retirement of directors

(a)

At the first annual general meeting held by the Company following these articles becoming effective, the term of office of the Class I directors shall expire and those persons and/or their successors shall be re-elected or elected as the Class I directors at such annual general meeting to hold office for a term ending upon the conclusion of the second annual general meeting following their re-election or election.

(b)

At the second annual general meeting held by the Company following these articles becoming effective, the term of office of the Class II directors shall expire and those persons and/or their successors shall be re-elected or elected as the Class II directors at such annual general meeting to hold office for a term ending upon the conclusion of the second annual general meeting following their re-election or election.

(c)

At each succeeding annual general meeting, directors shall be appointed to succeed, and/or be re-appointed to continue, as the directors of the class whose term expires at such annual general meeting for a term ending upon the conclusion of the second annual general meeting following their re-election or election.

(d)

Notwithstanding the expiration of a director’s term of office as contemplated by articles 59(a) to (c), each director shall serve until his or her successor is duly appointed and qualified or until his or her death, resignation or removal. No decrease in the number of directors constituting the board shall shorten the term of any incumbent director.

(e)

A director who retires at an annual general meeting shall (unless he or she is removed from office or his or her office is vacated in accordance with these articles) retain office until the close of the meeting at which he or she retires or (if earlier) when a resolution is passed at that meeting not to fill the vacancy or to elect another person in his or her place or the resolution to re-appoint him or her is put to the meeting and lost.

60.	Removal of directors

(a)

The Company may by ordinary resolution remove any director before that director’s period of office has expired notwithstanding anything in these articles or in any agreement between that director and the Company.

(b)	Any removal of a director under this article shall be without prejudice to any claim which such director may have for damages for breach of any agreement between that director and the Company.

61.	Vacation of office of director

Without prejudice to the provisions of these articles for retirement, the office of a director shall be vacated if:

(i)	the director’s period of appointment expires, if he or she has been appointed for a fixed period;

(ii)	the director is prohibited by law from being a director or if applicable any provision of the rules of the Relevant US Exchange or the UK Financial Conduct Authority; or

(iii)	the director is deemed unfit or has otherwise been requested to be removed from office by any regulatory authority in any applicable jurisdiction; or

(iv)	the director becomes bankrupt or makes any arrangement or composition with the director’s creditors generally; or

(v)

a registered medical practitioner who has examined the director gives a written opinion to the Company stating that the director has become physically or mentally incapable of acting as a director and may remain so for more than three months and the Board resolves that the director’s office be vacated; or

(vi)

if for more than six months the director is absent, without special leave of absence from the Board, from board meetings held during that period and the Board resolves that the director’s office be vacated; or

(vii)	the director is found to be guilty of a criminal offence with imprisonment as a potential penalty and the directors resolve that he or she should cease to be a director;

(viii)	in the case of a director who holds executive office, that director’s appointment as such is terminated or expires and the directors resolve that he or she should cease to be a director;

(ix)	the director receives notice executed by all of the other directors stating that that director should cease to be a director; or

(x)

the director gives to the Company notice of the director’s wish to resign, in which event the director shall vacate that office on the receipt of that notice by the Company or at such later time as is specified in the notice.

62.	Executive directors

(a)

The Board may appoint one or more directors to hold any executive office under the Company (including that of chair, chief executive or managing director) for such period (subject to the Statutes) and on such terms as it may decide and may revoke or terminate any appointment so made without prejudice to any claim for damages for breach of any contract of service between the director and the Company.

(b)

The remuneration of a director appointed to any executive office shall be fixed by the Board and may be by way of salary, commission, participation in profits or otherwise and either in addition to or inclusive of that director’s remuneration as a director.

(c)

A director appointed as executive chair, chief executive or managing director shall automatically cease to hold that office if that person ceases to be a director but without prejudice to any claim for damages for breach of any contract of service between that director and the Company. A director appointed to any other executive office shall not automatically cease to hold that office if that person ceases to be a director unless the contract or any resolution under which the director holds office expressly states that the director shall, in which case that cessation shall be without prejudice to any claim for damages for breach of any contract of service between that director and the Company.

REMUNERATION, EXPENSES, PENSIONS AND OTHER BENEFITS

63.	Special remuneration

(a)	The Board may grant special remuneration to any director who performs any special or extra services to or at the request of the Company.

(b)

Such special remuneration may be paid by way of lump sum, salary, commission, participation in profits or otherwise as the Board may decide in addition to any remuneration payable under or pursuant to any other of these articles.

64.	Expenses

A director shall be paid out of the funds of the Company all travelling, hotel and other expenses properly incurred by the director in and about the discharge of the director’s duties, including the director’s expenses of travelling to and from board meetings, committee meetings and general meetings. Subject to any guidelines and procedures established from time to time by the Board, a director may also be paid out of the funds of the Company all expenses incurred by the director in obtaining professional advice in connection with the affairs of the Company or the discharge of the director’s duties as a director.

65.	Pensions and other benefits

The Board may exercise all the powers of the Company to:

(a)

pay, provide, arrange or procure the grant of pensions or other retirement benefits, death, disability or sickness benefits, health, accident and other insurances or other such benefits, allowances, gratuities or insurances, including in relation to the termination of employment, to or for the benefit of any person who is or has been at any time a director of the Company or in the employment or service of the Company or of any body corporate which is or was associated with the Company or of the predecessors in business of the Company or any such associated body corporate, or the relatives or dependants of any such person. For that purpose the Board may procure the establishment and maintenance of, or participation in, or contribution to, any pension fund, scheme or arrangement and the payment of any insurance premiums;

(b)

establish, maintain, adopt and enable participation in any profit sharing or incentive scheme including shares, share options or cash or any similar schemes for the benefit of any director or employee of the Company or of any associated body corporate, and to lend money to any such director or employee or to trustees on their behalf to enable any such schemes to be established, maintained or adopted; and

(c)

support and subscribe to any institution or association which may be for the benefit of the Company or of any associated body corporate or any directors or employees of the Company or associated body corporate or their relatives or dependants or connected with any town or place where the Company or an associated body corporate carries on business, and to support and subscribe to any charitable or public object whatsoever.

POWERS OF THE BOARD

66.	General powers of the Board to manage the Company’s business

(a)

The business of the Company shall be managed by the Board which may exercise all the powers of the Company, subject to the Statutes, these articles and any resolution of the Company. No resolution or alteration of these articles shall invalidate any prior act of the Board which would have been valid if the resolution had not been passed or the alteration had not been made.

(b)	The powers given by this article shall not be limited by any special authority or power given to the Board by any other article.

67.	Power to act notwithstanding vacancy

The continuing directors or the sole continuing director at any time may act notwithstanding any vacancy in their number; but, if the number of directors is less than the minimum number of directors fixed by or in accordance with these articles, the continuing directors or director may act for the purpose of filling up vacancies or calling a general meeting of the Company, but not for any other purpose. If no director is able or willing to act, then any two members may summon a general meeting for the purpose of appointing directors.

68.	Provisions for employees

The Board may exercise any of the powers conferred by the Statutes to make provision for the benefit of any persons employed or formerly employed by the Company or any of its subsidiaries (other than a director or former director or shadow director) in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or any of its subsidiaries.

69.	Power to borrow money

Subject to the Statutes, the Board may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of its undertaking, property and assets (both present and future) and uncalled capital and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

70.	Power to change the name of the Company

Subject to the Statutes, the Company may change its name by special resolution.

DELEGATION OF BOARD’S POWERS

71.	Delegation to individual directors

The Board may entrust to and confer upon any director any of its powers, authorities and discretions (with power to sub-delegate) on such terms and conditions as it thinks fit and may revoke or vary all or any of them, but no person dealing in good faith shall be affected by any revocation or variation.

72.	Committees

(a)

The Board may delegate any of its powers, authorities and discretions (with power to sub-delegate) to any committee consisting of such person or persons (whether directors or not) as it thinks fit, provided that the majority of the members of the committee are directors and that no meeting of the committee shall be quorate for the purpose of exercising any of its powers, authorities or discretions unless a majority of those present are directors. The Board may make any such delegation on such terms and conditions as it thinks fit and may revoke or vary any such delegation and discharge any committee wholly or in part, but no person dealing in good faith shall be affected by any revocation or variation. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations that may be imposed on it by the Board.

(b)

The proceedings of a committee with two or more members shall be governed by any regulations imposed on it by the Board and (subject to such regulations) by these articles regulating the proceedings of the Board so far as they are capable of applying.

73.	Powers of attorney

The Board may by power of attorney or otherwise appoint any person to be the agent of the Company on such terms (including terms as to remuneration) as it may decide and may delegate to any person so appointed any of its powers, authorities and discretions (with power to sub-delegate). The Board may remove any person appointed under this article and may revoke or vary the delegation, but no person dealing in good faith shall be affected by the revocation or variation.

DIRECTORS’ INTERESTS

74.	Declaration of interests in a proposed transaction or arrangement with the Company

A director who has, directly or indirectly, an interest in a transaction entered into or proposed to be entered into by the Company or by a subsidiary of the Company which to a material extent conflicts or may conflict with the interests of the Company and of which such director is aware, shall disclose to the Company the nature and extent of such director’s interest.

75.	Provisions applicable to declarations of interest

For the purposes of article 74:

(a)

the disclosure shall be made at the first meeting of the directors at which the transaction is considered after the director concerned becomes aware of the circumstances giving rise to such director’s duty to make it or, if for any reason the director fails to do so at such meeting, as soon as practical after the meeting, by notice in writing delivered to the secretary;

(b)	the secretary, where the disclosure is made to shall inform the directors that it has been made and shall in any event table the notice of the disclosure at the next meeting after it is made;

(c)

a disclosure to the Company by a director in accordance with article (a) above that such director is to be regarded as interested in a transaction with a specified person is sufficient disclosure of that director’s interest in any such transaction entered into after the disclosure is made; and

(d)	any disclosure made at a meeting of the directors shall be recorded in the minutes of the meeting.

76.	Directors’ interests and voting

(a)	Subject to the Statutes and to declaring any interest or interests in accordance with articles 74 and 75, a director may:

(i)	enter into or be interested in any transaction or arrangement with the Company, either with regard to the director’s tenure of any office or position in the management,

administration or conduct of the business of the Company or as vendor, purchaser or otherwise;

(ii)

hold any other office or place of profit with the Company (except that of auditor) in conjunction with the director’s office of director for such period (subject to the Statutes) and upon such terms as the Board may decide and be paid such extra remuneration for so doing (whether by way of salary, commission, participation in profits or otherwise) as the Board may decide, either in addition to or in lieu of any remuneration under any other provision of these articles;

(iii)

act personally or by the director’s firm in a professional capacity for the Company (except as auditor) and be entitled to remuneration for professional services as if the director were not a director;

(iv)

be or become a member or director of, or hold any other office or place of profit under, or otherwise be interested in, any holding company or subsidiary undertaking of that holding company or any other company in which the Company may be interested. The Board may cause the voting rights conferred by the shares in any other company held or owned by the Company or exercisable by them as directors of that other company to be exercised in such manner in all respects as it thinks fit (including the exercise of voting rights in favour of any resolution appointing the directors or any of them as directors or officers of the other company or voting or providing for the payment of any benefit to the directors or officers of the other company); and

(v)

be or become a director, manager or employee of, or a consultant to, or acquire or retain any direct or indirect interest in, any entity (whether or not a body corporate) in which the Company does not have an interest if that cannot reasonably be regarded as likely to give rise to a conflict of interest at the time of the director’s appointment as a director of that other company.

(b)

A director shall not, by reason of holding office as director (or of the fiduciary relationship established by holding that office), be liable to account to the Company for any remuneration, profit or other benefit resulting from any interest permitted under paragraph (a) above and no contract shall be liable to be avoided on the grounds of any director having any type of interest permitted under paragraph (a) above.

(c)

A director shall not vote (or be counted in the quorum at a meeting) in respect of any resolution concerning that director’s own appointment (including fixing or varying its terms), or the termination of that director’s own appointment, as the holder of any office or place of profit with the Company or any other company in which the Company is interested but, where proposals are under consideration concerning the appointment (including fixing or varying its terms), or the termination of the appointment, of two or more directors to offices or places of profit with the Company or any other company in which the Company is interested, those proposals may be divided and a separate resolution may be put in relation to each director and in that case each of the directors concerned (if not otherwise debarred from voting under this article) shall be entitled to vote (and be counted in the quorum) in respect of each resolution unless it concerns that director’s own appointment or the termination of that director’s own appointment.

(d)

A director shall also not vote (or be counted in the quorum at a meeting) in relation to any resolution relating to any transaction or arrangement with the Company in which the director has an interest which may reasonably be regarded as likely to give rise to a conflict of interest and, if the director purports to do so, the director’s vote shall not be counted, but this prohibition shall not apply and a director may vote (and be counted in the quorum) in respect of any resolution concerning any one or more of the following matters:

(i)	any transaction or arrangement in which the director is interested by virtue of an interest in shares, debentures or other securities of the Company or otherwise in or through the Company;

(ii)	the giving of any guarantee, security or indemnity in respect of:

(A)	money lent or obligations incurred by the director or by any other person at the request of, or for the benefit of, the Company or any of its subsidiary undertakings; or

(B)

a debt or obligation of the Company or any of its subsidiary undertakings for which the director personally has assumed responsibility in whole or in part (either alone or jointly with others) under a guarantee or indemnity or by the giving of security;

(iii)	indemnification (including loans made in connection with it) by the Company in relation to the performance of the director’s duties on behalf of the Company or of any of its subsidiary undertakings;

(iv)

any issue or offer of shares, debentures or other securities of the Company or any of its subsidiary undertakings in respect of which the director is or may be entitled to participate in the director’s capacity as a holder of any such securities or as an underwriter or sub-underwriter;

(v)

any transaction or arrangement concerning any other company in which the director does not hold, directly or indirectly as shareholder voting rights representing one per cent. or more of any class of shares in the capital of that company;

(vi)

any arrangement for the benefit of employees of the Company or any of its subsidiary undertakings which does not accord to the director any privilege or benefit not generally accorded to the employees to whom the arrangement relates; and

(vii)	the purchase or maintenance of insurance for the benefit of directors or for the benefit of persons including directors.

(e)

If any question arises at any meeting as to whether an interest of a director (other than the chair of the meeting) may reasonably be regarded as likely to give rise to a conflict of interest or as to the entitlement of any director (other than the chair of the meeting) to vote in relation to a transaction or arrangement with the Company and the question is not resolved by the director voluntarily agreeing to abstain from voting, the question shall be referred to the chair of the meeting and the chair’s ruling in relation to the director concerned shall be final and conclusive except in a case where the nature or extent of the interest of the director concerned, so far as known to the director concerned, has not been fairly disclosed. If any question shall arise in respect of the chair of the meeting and is not resolved by the chair voluntarily agreeing to abstain from voting, the question shall be decided by a resolution of the Board (for which purpose the chair shall be counted in the quorum but shall not vote on the matter) and the resolution shall be final and conclusive except in a case where the nature or extent of the interest of the chair of the meeting, so far as known to the chair, has not been fairly disclosed.

(f)

Subject to the Statutes, the Company may by ordinary resolution suspend or relax the provisions of this article to any extent or ratify any transaction or arrangement not duly authorised by reason of a contravention of this article.

77.	No duty of confidentiality to another person; waiver of corporate opportunity

(a)

A director shall be under no duty to the Company with respect to any information which he obtains or has obtained otherwise than as a director of the Company and in respect of which he owes a duty of confidentiality to another person. In particular, the director shall not be in breach of the general duties he owes to the Company because he fails:

(i)	to disclose any such information to the Board or to any director or other officer or employee of the Company; and/or

(ii)	to use or apply any such information in performing his duties as a director of the Company.

(b)

Where the existence of a director’s relationship with another person gives rise to a conflict of interest or possible conflict of interest, the director shall not be in breach of the general duties he owes to the Company because he:

(i)

absents himself from meetings of the Board at which any matter relating to the conflict of interest or possible conflict of interest will or may be discussed or from the discussion of any such matter at a meeting or otherwise; and/or

(ii)

makes arrangements not to receive documents and information relating to any matter which gives rise to the conflict of interest or possible conflict of interest sent or supplied by the Company and/or for such documents and information to be received and read by a professional adviser, for so long as he reasonably believes such conflict of interest or possible conflict of interest subsists.

(c)

To the fullest extent permitted by law, the Company hereby agrees that no director (a relevant director) shall have any obligation to refrain from engaging, directly or indirectly and whether or not by or through his affiliates, in the same or similar business activities or lines of business as the Company or any of its subsidiaries. To the fullest extent permitted by applicable law, the Company, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Company and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time available to any relevant director or his affiliates, even if the opportunity is one that the Company or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so. The Company hereby further agrees that no relevant director shall have any duty to communicate or offer such business opportunity to the Company (and that there shall be no restriction on any relevant director or any of his affiliates using the general knowledge and understanding of the Company and the industry in which the Company operates that such relevant director has gained from occupying the position of a director) and, to the fullest extent permitted by applicable law, shall not be liable to the Company or any of its subsidiaries or members for breach of any fiduciary or other duty as a director solely by reason of the fact that the relevant director or his affiliates pursue or acquire such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Company or its subsidiaries, or uses such knowledge and understanding in the manner described herein.

(d)

For the purposes of paragraph (c) above, an affiliate of a relevant director means an entity (whether or not a body corporate) of which the relevant director is a director, manager or employee, or to which the relevant director is a consultant, or in which the relevant director has any direct or indirect interest (an affiliated entity), and any other entity (whether or not a body corporate) in which an affiliated entity of the relevant director has any direct or indirect interest, but in each case excluding the Company and its subsidiaries.

(e)	The provisions of paragraphs (a), (b) and (c) above are without prejudice to any equitable principle or rule of law which may excuse the director from:

(i)	disclosing information, in circumstances where disclosure would otherwise be required under these articles; or

(ii)

attending meetings or discussions or receiving documents and information as referred to in paragraph (b) above, in circumstances where such attendance or receiving such documents and information would otherwise be required under these articles or the law.

PROCEEDINGS OF THE BOARD

78.	Board meetings

The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. A director at any time may, and the secretary at the request of a director at any time shall, summon a board meeting.

79.	Notice of board meetings

Notice of a board meeting may be given to a director personally or by word of mouth or given in hard copy form or in electronic form to the director at such address as the director may from time to time specify for this purpose (or if the director does not specify an address, at the director’s last known address). A director may waive notice of any meeting either prospectively or retrospectively and any retrospective waiver shall not affect the validity of the meeting or of any business conducted at the meeting.

80.	Quorum

The quorum necessary for the transaction of the business of the Board may be fixed by the Board and, unless so fixed at any other number, shall be two directors. Subject to these articles, any director who ceases to be a director at a board meeting may continue to be present and to act as a director and be counted in the quorum until the end of the Board meeting if no other director objects and if otherwise a quorum of directors would not be present.

81.	Chair or deputy chair to preside

(a)	The Board may appoint a chair and one or more deputy chair(s) and may at any time revoke any such appointment.

(b)

The chair, or failing the chair any deputy chair (the longest in office taking precedence, if more than one is present), shall, if present and willing, preside at all board meetings but, if no chair or deputy chair has been appointed, or if the chair or deputy chair is not present within five minutes after the time fixed for holding the meeting or is unwilling to act as chair of the meeting, the directors present shall choose one of their number to act as chair of the meeting.

82.	Competence of board meetings

A board meeting at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

83.	Voting

Questions arising at any board meeting shall be determined by a majority of votes. In the case of an equality of votes the chair of the meeting shall have a second or casting vote.

84.	Telephone/electronic board meetings

(a)

A board meeting may consist of a conference between directors some or all of whom are in different places provided that each director may participate in the business of the meeting whether directly, by telephone or by any other means (whether by electronic communication or otherwise) which enables the director:

(i)	to hear (or otherwise receive real time communications made by) each of the other participating directors addressing the meeting; and

(ii)	if the director so wishes, to address all of the other participating directors simultaneously (or otherwise communicate in real time with them).

(b)

A quorum is deemed to be present if at least the number of directors required to form a quorum, subject to the provisions of article 67 may participate in the manner specified above in the business of the meeting.

(c)

A board meeting held in this way is deemed to take place at the place where the largest group of participating directors is assembled or, if no such group is readily identifiable, at the place from where the chair of the meeting participates.

(d)

A resolution passed at any meeting held in the above manner, and signed by the chair of the meeting, shall be as valid and effectual as if it had been passed at a meeting of the Board (or committee of the Board, as the case may be) duly convened and held.

85.	Resolutions without meetings

A resolution which is signed or approved by all the directors entitled to vote on that resolution (and whose vote would have been counted) shall be as valid and effectual as if it had been passed at a board meeting duly called and constituted. The resolution may be contained in one document or communication in electronic form or in several documents or communications in electronic form (in like form), each signed or approved by one or more of the directors concerned. For the purpose of this article the approval of a director shall be given in hard copy form or in electronic form.

86.	Validity of acts of directors in spite of formal defect

All acts bona fide done by a meeting of the Board, or of a committee, or by any person acting as a director or a member of a committee, shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or committee or of the person so acting, or that they or any of them were disqualified or had vacated office or were not entitled to vote, be as valid as if every such person had been duly appointed and qualified to be a director and had continued to be a director or member of the committee and had been entitled to vote.

87.	Minutes

The Board shall cause minutes to be made and kept in books kept for the purpose:

(i)	of all appointments of officers made by the Board;

(ii)	of the names of all the directors present at each meeting of the Board and of any committee; and

(iii)	of all resolutions and proceedings of all meetings of the Company and of any class of members, and of the Board and of any committee.

SECRETARY

88.	Secretary

Subject to the Companies Law, the secretary shall be appointed by the Board for such term, at such remuneration and on such conditions as it thinks fit, and the Board may remove from office any person so appointed (without prejudice to any claim for damages for breach of any contract between the secretary and the Company).

SHARE CERTIFICATES

89.	Issue of share certificates

(a)

Subject to article 90(e) and sub-sections (e) and (f) below, a person whose name is entered in the register as the holder of any certificated shares shall be entitled (unless the conditions of issue otherwise provide) within the time limits prescribed by the Statutes to receive one certificate for those shares, or one certificate for each class of those shares and, if that person transfers part of the shares represented by a certificate in that person’s name, or elects to hold part in uncertificated form, to receive a new certificate for the balance of those shares, provided in all cases that there shall be no requirement to issue any certificate to Cede & Co. (or any other nominee of DTC from time to time) in respect of any shares held by it.

(b)

In the case of joint holders, the Company shall not be bound to issue more than one certificate for all the shares in any particular class registered in their joint names, and delivery of a certificate for a share to any one of the joint holders shall be sufficient delivery to all.

(c)

A share certificate shall be issued under seal or signed by at least one director and the secretary or by at least two directors (which may include any signature being applied mechanically or an electronic signature). A share certificate shall specify the number and class of the shares to which it relates and the amount or respective amounts paid up on the shares and (where required by the Statutes), the distinguishing numbers of such shares. Any certificate so issued shall, as against the Company, be prima facie evidence of title of the person named in that certificate to the shares comprised in it.

(d)	A share certificate may be given to a member in accordance with the provisions of these articles on notices and the Statutes.

(e)

The Company shall not issue a share certificate to any person in respect of Class B Ordinary Shares. Class B Ordinary Shares are to be held in restricted registered form and are not capable of transfer out of restricted registered form.

(f)

Corresponding Class A Ordinary Shares are to be held in restricted registered form. The Company shall not issue a share certificate in respect of any Corresponding Class A Ordinary Share for so long as it is held in restricted registered form. As set out in article 5(b), each Class B Ordinary Share shall immediately cease to carry any entitlement to voting rights on the transfer of its Corresponding Class A Ordinary Share from restricted registered form to an unrestricted account.

90.	Charges for and replacement of certificates

(a)	Except as expressly provided to the contrary in these articles, no fee shall be charged for the issue of a share certificate.

(b)	Any two or more certificates representing shares of any one class held by any member may at the member’s request be cancelled and a single new certificate issued.

(c)

If any member surrenders for cancellation a certificate representing shares held by that member and requests the Company to issue two or more certificates representing those shares in such proportions as that member may specify, the Board may, if it thinks fit, comply with the request on payment of such fee (if any) as the Board may decide.

(d)

If a certificate is damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same shares may be issued on compliance with such conditions as to evidence, indemnity and security for such indemnity as the Board may think fit and on payment of any exceptional expenses of the Company incidental to its investigation of the evidence and preparation of the indemnity and security and, if damaged or defaced, on delivery up of the old certificate.

(e)

In the case of joint holders of a share a request for a new certificate under any of the preceding paragraphs of this article may be made by any one of the joint holders unless the certificate is alleged to have been lost, stolen or destroyed.

LIEN ON SHARES

91.	Lien on partly paid shares

(a)

The Company shall have a first and paramount lien on every share (not being a fully paid share) for all amounts payable (whether or not due) in respect of that share. The lien shall extend to every amount payable in respect of that share.

(b)

The Board may at any time either generally or in any particular case declare any share to be wholly or partly exempt from this article. Unless otherwise agreed, the registration of a transfer of a share shall operate as a waiver of the Company’s lien (if any) on that share.

92.	Enforcement of lien

(a)

The Company may sell any share subject to a lien in such manner as the Board may decide if an amount payable on the share is due and is not paid within 14 clear days after a notice has been given to the holder or any person entitled by transmission to the share demanding payment of that amount and giving notice of intention to sell in default.

(b)

To give effect to any sale under this article, the Board may authorise some person to transfer the share sold to, or as directed by, the purchaser. The purchaser shall not be bound to see to the application of the purchase money nor shall the title of the new holder to the share be affected by any irregularity in or invalidity of the proceedings relating to the sale.

(c)

The net proceeds of the sale, after payment of the costs of such sale, shall be applied in or towards satisfaction of the amount due and any residue shall (subject to a like lien for any amounts not presently due as existed on the share before the sale), on surrender, in the case of shares held in certificated form, of the certificate for the shares sold, be paid to the holder or person entitled by transmission to the share immediately before the sale.

CALLS ON SHARES

93.	Calls

(a)

Subject to the terms of these articles and the terms of which the shares are allotted, the Board may make calls on the members in respect of any moneys unpaid on their shares (whether in respect of nominal amount or premium) and not payable on a date fixed by or in accordance with the terms of issue. Each member shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made) pay to the Company as required by the notice the amount called on the member’s shares. A call may be revoked or postponed as the Board may decide.

(b)	Any call may be made payable in one sum or by instalments and shall be deemed to be made at the time when the resolution of the Board authorising that call is passed.

(c)	A person on whom a call is made shall remain liable for it notwithstanding the subsequent transfer of the share in respect of which the call is made.

(d)	The joint holders of a share shall be jointly and severally liable for the payment of all calls in respect of that share.

94.	Interest on calls

If a call is not paid before or on the due date for payment, the person from whom it is due shall pay interest on the amount unpaid, from the due date for payment to the date of actual payment, at such rate as the Board may decide, but the Board may waive payment of the interest, wholly or in part.

95.	Sums treated as calls

A sum which by the terms of allotment of a share is payable on allotment, or at a fixed time, or by instalments at fixed times, whether in respect of nominal value or premium, shall for all purposes of these articles be deemed to be a call duly made and payable on the date or dates fixed for payment and, in case of non-payment, these articles shall apply as if that sum had become due and payable by virtue of a call.

96.	Power to differentiate

On any allotment of shares the Board may make arrangements for a difference between the allottees or holders of the shares in the amounts and times of payment of calls on their shares.

97.	Payment of calls in advance

The Board may, if it thinks fit, receive all or any part of the moneys payable on a share beyond the sum actually called up on it if the holder is willing to make payment in advance and, on any moneys so paid in advance, may (until they would otherwise be due) pay interest at such rate as may be agreed between the Board and the member paying the sum in advance.

FORFEITURE OF SHARES

98.	Notice of unpaid calls

(a)

If the whole or any part of any call or instalment remains unpaid on any share after the due date for payment, the Board may give a notice to the holder requiring the holder to pay so much of the call or instalment as remains unpaid, together with any accrued interest.

(b)

The notice shall state a further day, being not less than 14 clear days from the date of the notice, on or before which, and the place where, payment is to be made and shall state that, in the event of non-payment on or before the day and at the place appointed, the share in respect of which the call was made or instalment is payable will be liable to be forfeited.

(c)	The Board may accept a surrender of any share liable to be forfeited.

99.	Forfeiture on non-compliance with notice

(a)

If the requirements of a notice given under article 98 are not complied with, any share in respect of which it was given may at any time thereafter (before the payment required by the notice is made) be forfeited by a resolution of the Board. The forfeiture shall include all dividends declared and other moneys payable in respect of the forfeited share and not actually paid before the forfeiture.

(b)

If a share is forfeited, notice of the forfeiture shall be given to the person who was the holder of the share or (as the case may be) the person entitled to the share by transmission, and an entry that notice of the forfeiture has been given, with the relevant date, shall be made in the register; but no forfeiture shall be invalidated by any omission to give such notice or to make such entry.

100.	Power to annul forfeiture or surrender

The Board may, at any time before the forfeited or surrendered share has been sold, re-allotted or otherwise disposed of, annul the forfeiture or surrender upon payment of all calls and interest due on or incurred in respect of the share and on such further conditions (if any) as it thinks fit.

101.	Disposal of forfeited or surrendered shares

(a)

Every share which is forfeited or surrendered shall become the property of the Company and (subject to the Statutes) may be sold, re-allotted or otherwise disposed of, upon such terms and in such manner as the Board shall decide either to the person who was before the forfeiture the holder of the share or to any other person and whether with or without all or any part of the amount previously paid up on the share being credited as so paid up. The Board may for the purposes of a disposal authorise some person to transfer the forfeited or surrendered share to, or in accordance with the directions of, any person to whom the same has been disposed of.

(b)

A statutory declaration by a director or the secretary that a share has been forfeited or surrendered on a specified date shall, as against all persons claiming to be entitled to the share, be conclusive evidence of the facts stated in it and shall (subject to the execution of any necessary transfer) constitute a good title to the share. The person to whom the share has been disposed of shall not be bound to see to the application of the consideration for the disposal (if any) nor shall that person’s title to the share be affected by any irregularity in or invalidity of the proceedings connected with the forfeiture, surrender, sale, re-allotment or disposal of the share.

102.	Arrears to be paid notwithstanding forfeiture or surrender

A person any of whose shares have been forfeited or surrendered shall cease to be a member in respect of the forfeited or surrendered share and shall, in the case of shares held in certificated form, surrender to the Company for cancellation any certificate for the share forfeited or surrendered, but shall remain liable (unless payment is waived in whole or in part by the Board) to pay to the Company all moneys payable by that person on or in respect of that share at the time of forfeiture or surrender, together with interest from the time of forfeiture or surrender until payment at such rate as the Board shall decide, in the same manner as if the share had not been forfeited or surrendered. The Board may waive payment of interest wholly or in party and may enforce payment, without any reduction or allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal. Such a person shall also be liable to satisfy all the claims and demands (if any) which the Company might have enforced in respect of the share at the time of forfeiture or surrender. No deduction or allowance shall be made for the value of the share at the time of forfeiture or surrender or for any consideration received on its disposal.

SEAL

103.	Seal

(a)	The Company may exercise the powers conferred by the Statutes with regard to having official seals and those powers shall be vested in the Board.

(b)	The Board shall provide for the safe custody of every seal of the Company.

(c)

A seal shall be used only by the authority of the Board or a duly authorised committee but that authority may consist of an instruction or approval given in hard copy form or in electronic form by a majority of the directors or of the members of a duly authorised committee.

(d)

The Board may determine who shall sign any instrument to which a seal is applied, either generally or in relation to a particular instrument or type of instrument, and may also determine, either generally or in any particular case, that such signatures shall be dispensed with or affixed by some mechanical means.

(e)	Unless otherwise decided by the Board:

(i)	certificates for shares, debentures or other securities of the Company issued under seal need not be signed; and

(ii)

every other instrument to which a seal is applied shall be signed by at least one director and the secretary or by at least two directors or by one director in the presence of a witness who attests the signature.

DIVIDENDS

104.	Declaration of dividends by the Company

(a)

Subject to the provisions of the Companies Law, the Company may, by ordinary resolution, declare a dividend to be paid to the members, according to their respective rights and interests in the profits, and may fix the time for payment of such dividend, but no dividend shall exceed the amount recommended by the Board.

(b)

The Company is not permitted to declare or distribute dividends in respect of the Class B Ordinary Shares (which carry no right to distributions except in accordance with article 127(b)) including without limitation any dividends in specie pursuant to article 112 or any scrip dividends pursuant to article 113.

(c)	None of the Class A Ordinary Shares hold a preferential right to dividends.

105.	Fixed and interim dividends

(a)	Subject to the provisions of the Companies Law, the Board may:

(i)	not pay fixed dividends on Class A Ordinary Shares and Class B Ordinary Shares but may pay fixed dividends on future share classes carrying a fixed dividend expressed to be payable on fixed dates; and

(ii)	pay interim dividends on shares of any class (other than Class B Ordinary Shares) of such amounts and on such dates and in respect of such periods as they think fit; and

(b)	If the Board acts in good faith, none of the directors shall incur any liability to the holders of any shares for any loss such holders may suffer in consequence of the lawful payment of any dividend.

106.	Calculation and currency of dividends

(a)	Except insofar as the rights attaching to, or the terms of issue of, any share otherwise provide:

(i)

all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purposes of this article as paid up on the share;

(ii)	all dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; and

(iii)

dividends may be declared or paid in any currency or currencies that the Board shall determine. The Board may also determine the exchange rate and the relevant date for determining the value of the dividend in any currency.

(b)

The Board may agree with any member that dividends which may at any time or from time to time be declared or become due on that member’s shares in one currency shall be paid or satisfied in another, and may agree the basis of conversion to be applied and how and when the amount to be paid in the other currency shall be calculated and paid and for the Company or any other person to bear any costs involved.

107.	Method of payment

(a)

The Company may pay any dividend or other sum payable in respect of a share by such method as the Board may decide. The Board may decide to use different methods of payment for different holders or groups of holders. Without limiting any other method of payment which the Board may decide upon, the Board may decide that payment can be made, wholly or partly and exclusively or optionally:

(i)

by cheque or dividend warrant payable to the holder (or, in the case of joint holders, the holder whose name stands first in the register in respect of the relevant share) or to such other person as the holder (or, in the case of joint holders, all the joint holders) may notify to the Company for the purpose; or

(ii)

by a bank or other funds transfer system or by such other electronic means as the Board may decide (including, in the case of an uncertificated share, a relevant system) to such account as the holder (or, in the case of joint holders, all the joint holders) may notify to the Company for the purpose; or

(iii)	in such other way as may be agreed between the Company and the holder (or, in the case of joint holders, all such holders).

(b)

If the Board decides that any dividend or other sum payable in respect of a share will be made exclusively by one or more of the methods referred to in paragraph (a)(ii) above to an account, but no such account is nominated by the holder (or, in case of joint holders, all the joint holders) or if an attempted payment into a nominated account is rejected or refunded, the Company may treat that dividend or other sum payable as unclaimed.

(c)

Any such cheque or dividend warrant may be sent by post to the registered address of the holder (or, in the case of joint holders, to the registered address of that person whose name stands first in the register in respect of the relevant share) or to such other address as the holder (or, in the case of joint holders, all the joint holders) may notify to the Company for the purpose.

(d)

Every cheque or warrant is sent, and payment in any other way is made, at the risk of the person or persons entitled to it and the Company will not be responsible for any sum lost or delayed when it has sent or transmitted the sum in accordance with these articles. Clearance of a cheque or warrant or transmission of funds through a bank or other funds transfer system or by such other electronic means as is permitted by these articles shall be a good discharge to the Company.

(e)	Any joint holder or other person jointly entitled to any share may give an effective receipt for any dividend or other sum paid in respect of the share.

(f)

Any dividend, distribution or other sum payable in respect of any share may be paid to a person or persons entitled by transmission to that share as if that person or those persons were the holder or joint holders of that share and that person’s address (or the address of the first named of two or more persons jointly entitled) noted in the register were the registered address.

108.	Dividends not to bear interest

No dividend or other moneys payable by the Company on or in respect of any share shall bear interest as against the Company unless otherwise provided by the rights attached to the share.

109.	Calls or debts may be deducted from dividends

The Board may deduct from any dividend or other moneys payable to any person (either alone or jointly with another) on or in respect of a share all such sums as may be due from that person (either alone or jointly with another) to the Company on account of calls or otherwise in relation to shares of the Company.

110.	Unclaimed dividends etc.

(a)

All unclaimed dividends, interest or other sums payable may be invested or otherwise made use of by the Board for the benefit of the Company until claimed. All dividends and any other such monies unclaimed for a period of 10 years after having been declared shall be forfeited and cease to remain owing by the Company.

(b)	If the Company exercises its power of sale in accordance with article 124, all dividends and other such monies payable on that share shall be forfeited and cease to remain owing by the Company.

(c)	The payment of any unclaimed dividend, interest or other sum payable by the Company on or in respect of any share into a separate account shall not constitute the Company a trustee in respect of it.

111.	Uncashed dividends

If:

(i)

a payment for a dividend or other sum payable in respect of a share sent by the Company to the person entitled to it in accordance with these articles is left uncashed or is returned to the Company or a payment has failed (including where the payment has been rejected or refunded) and, after reasonable enquiries, the Company is unable to establish any new address or, with respect to a payment to be made by a funds transfer system, a new account, for that person; or

(ii)	such a payment is left uncashed or returned to the Company or fails (including where the payment has been rejected or refunded) on two consecutive occasions,

the Company shall not be obliged to send any dividends or other sums payable in respect of that share to that person until that person notifies the Company of an address or, where the payment is to be made by a funds transfer system, details of the account, to be used for the purpose.

112.	Dividends in specie

(a)

With the authority of an ordinary resolution of the Company and on the recommendation of the Board, payment of any dividend may be satisfied wholly or in part by the distribution of specific assets and in particular of paid up shares or debentures of any other company.

(b)

Where any difficulty arises with the distribution, the Board may settle the difficulty as it thinks fit and, in particular, may issue fractional certificates (or ignore fractions), fix the value for distribution of the specific assets or any part of them, determine that cash payments be made to any members on the basis of the value so fixed in order to secure equality of distribution and vest any of the specific assets in trustees on such trusts for the persons entitled to the dividend as the Board may think fit.

113.	Scrip dividends

(a)

The Board may, with the authority of an ordinary resolution of the Company, offer any holders of any particular class of shares the right to elect to receive further shares of that class, credited as fully paid, instead of cash in respect of all (or some part) of any dividend specified by the ordinary resolution (a scrip dividend) in accordance with the following provisions of this article.

(b)

The ordinary resolution may specify a particular dividend (whether or not already declared) or may specify all or any dividends declared within a specified period, but such period may not end later than five years after the date of the meeting at which the ordinary resolution is passed.

(c)

The basis of allotment shall be decided by the Board so that, as nearly as may be considered convenient, the value of the further shares, including any fractional entitlement, is equal to the amount of the cash dividend which would otherwise have been paid (disregarding the amount of any associated tax credit).

(d)	For the purposes of paragraph (c) above the value of the further shares shall be:

(i)

equal to the final reported per share closing price as quoted for a fully paid share of the relevant class, as shown in the Daily List of the Relevant US Exchange for the day on which such shares are first quoted “ex” the relevant dividend and the four subsequent dealing days; or

(ii)	calculated in such manner as may be determined by or in accordance with the ordinary resolution.

(e)	The Board shall give notice to the holders of such shares of their rights of election in respect of the scrip dividend and shall specify the procedure to be followed in order to make an election.

(f)

The dividend or that part of it in respect of which an election for the scrip dividend is made shall not be paid and instead further shares of the relevant class shall be allotted in accordance with elections duly made and the Board shall capitalise a sum equal to the aggregate nominal amount of the shares to be allotted out of such sums available for the purpose as the Board may consider appropriate.

(g)	The further shares so allotted shall rank pari passu in all respects with the fully paid shares of the same class then in issue except as regards participation in the relevant dividend.

(h)

The Board may decide that the right to elect for any scrip dividend shall not be made available to members resident in any territory where, in the opinion of the Board, compliance with local laws or regulations would be unduly onerous.

(i)

The Board may do all acts and things as it considers necessary or expedient to give effect to the provisions of a scrip dividend election and the issue of any shares in accordance with the provisions of this article, and may make such provisions as it thinks fit for the case of shares becoming distributable in fractions (including provisions under which, in whole or in part, the benefit of fractional entitlements accrues to the Company rather than to the members concerned). To the extent that the entitlement of any holder of shares in respect of any dividend is less than the value of one new share of the relevant class (as determined for the basis of any scrip dividend) the Board may also from time to time establish or vary a procedure for such entitlement to be accrued and aggregated with any similar entitlement for the purposes of any subsequent scrip dividend.

(j)

The Board may from time to time establish or vary a procedure for election mandates, under which a holder of shares may, in respect of any future dividends for which a right of election pursuant to this article is offered, elect to receive shares in lieu of such dividend on the terms of such mandate.

(k)	The Board shall not make a scrip dividend available unless the Company has sufficient undistributed profits or reserves to give effect to elections which could be made to receive that scrip dividend.

(l)

The Board may decide at any time before the further shares are allotted that such shares shall not be allotted and pay the relevant dividend in cash instead. Such decision may be made before or after any election has been made by holders of shares in respect of the relevant dividend.

CAPITALISATION OF RESERVES

114.	Capitalisation of reserves

(a)	The Board may, with the authority of an ordinary resolution of the Company or, if required by the Companies Law, a special resolution:

(i)

subject to these articles, resolve to capitalise any sum standing to the credit of any reserve account of the Company (including share premium account and capital redemption reserve) or any sum standing to the credit of profit and loss account not required for the payment of any preferential dividend (whether or not it is available for distribution); and

(ii)

appropriate that sum as capital to the entitled members in proportion to the number of shares held by entitled members respectively and apply that sum on their behalf in paying up in full any shares or debentures of the Company of a nominal amount equal to that sum and allot the shares or debentures credited as fully paid to those members, or as they may direct (and for the avoidance of doubt, any new Class A Ordinary Shares issued in this way shall carry rights on a liquidation or winding-up in accordance with article 127), in those proportions or in paying up the whole or part of any amounts which are unpaid in respect of any issued shares in the Company held by them respectively, or otherwise deal with such sum as directed by the resolution provided that the share premium account, the capital redemption reserve, any redenomination reserve and any sum not available for distribution in accordance with the Statutes may only be applied in paying up shares to be allotted credited as fully paid up.

(b)

Where any difficulty arises in respect of any distribution of any capitalised reserve or other sum, the Board may settle the difficulty as it thinks fit and in particular may make such provisions as it thinks fit in the case of shares or debentures becoming distributable in fractions (including provisions under which, in whole or in part, the benefit of fractional entitlements accrues to the Company rather than the members concerned) or ignore fractions and may fix the value for distribution of any fully paid up shares or debentures and may determine that cash payments be made to any members on the basis of the value so fixed in order to secure equality of distribution, and may vest any shares or debentures in trustees upon such trusts for the persons entitled to share in the distribution as the Board may think fit.

(c)

The Board may also authorise any person to sign on behalf of the persons entitled to share in the distribution a contract for the acceptance by those persons of the shares or debentures to be allotted to them credited as fully paid under a capitalisation and any such contract shall be binding on all those persons.

115.	Capitalisation of reserves – employees’ share schemes

(a)	This article (which is without prejudice to the generality of the provisions of article 114) applies where, pursuant to an employees’ share scheme:

(i)	a person is granted a right to acquire shares in the Company for no payment or at a price less than their nominal value; or

(ii)	the terms on which any person is entitled to acquire shares in the Company are adjusted so that the price payable to acquire them is less than their nominal value,

and the relevant shares are to be subscribed.

(b)	In any such case the Board:

(i)

may, without requiring any further authority of the Company in general meeting, at any time transfer to a reserve account a sum (the reserve amount) which is equal to the amount required to pay up the nominal value of the shares in full, after taking into account the amount (if any) payable by the person from the profits or reserves of the Company which are available for distribution and not required for the payment of any preferential dividend; and

(ii)	(subject to paragraph (d) below) will not apply the reserve amount for any purpose other than paying up the nominal value on the allotment of the relevant shares.

(c)

Whenever the Company allots shares to a person pursuant to a right described in article 115(a), the Board will (subject to the Statutes) appropriate to capital the amount of the reserve amount necessary to pay up the nominal value of those shares in full, after taking into account the amount (if any) payable by the person, apply that amount in paying up the nominal value of those shares in full and allot those shares credited as fully paid to the person entitled to them.

(d)

If any person ceases to be entitled to acquire shares as described in article 115(a), the restrictions on the reserve amount will cease to apply in relation to the part of that amount (if any) applicable to those shares.

RECORD DATES

116.	Fixing of record dates

(a)

Notwithstanding any other of these articles, but without prejudice to any rights attached to any shares and subject always to the Companies Law, the Company or the Board may fix any date as the record date by reference to which a dividend will be declared or paid or a distribution, allotment or issue made, and that date may be before, on or after the date on which the dividend, distribution, allotment or issue is declared, paid or made.

(b)

In the absence of a record date being fixed in accordance with article 116(a), entitlement to any dividend, distribution, allotment or issue shall be determined by reference to the date on which the dividend is declared or the distribution, allotment or issue is made.

(c)

Notwithstanding any other of these articles, but without prejudice to any rights attached to any shares and subject always to the Companies Law, for the purpose of determining which persons are entitled to attend and vote at a general meeting of the Company, or at a separate general meeting for the holders of any class of shares in the capital of the Company, and how many votes such person may cast, specify in the notice of meeting a time, not less than 10 days nor more than 60 days before the time fixed for the meeting, by which a person must be entered on the register in order to have the right to attend or vote at the meeting. Changes to the register after the time specified by virtue of this article shall be disregarded in determining the rights of any person to attend or vote at the meeting.

ACCOUNTS

117.	Accounting records

(a)	The Board shall cause accounting records of the Company to be kept in accordance with the Statutes.

(b)	No member (as such) shall have any right of inspecting any account, book or document of the Company, except as conferred by law or authorised by the Board or by any ordinary resolution of the Company.

REGISTER

118.	Register requirements

(a)

The directors shall keep, or cause to be kept, at the transfer office (but in relation to the principal register not, for the avoidance of doubt, at a place outside Jersey), the register in the manner required by the Companies Law.

(b)

Subject to the provisions of the Companies Law, the Company may keep an overseas branch register in any country, territory or place (other than in the United Kingdom). The Board may (subject to the Companies Law and the requirement that no overseas branch register shall be kept in the United Kingdom) make and vary such regulations as it may think fit in relation to the keeping of any such overseas branch register, including any regulations regarding the transfer of shares from such overseas branch register to the register, the transfer of shares from the register to such overseas branch register or the inspection of the overseas branch register. For so long as the shares of the Company are listed on a Relevant US Exchange, the Company shall maintain a US branch register.

(c)

For so long as the shares of the Company are listed on a Relevant US Exchange, all members shall have their shares registered on the US branch register unless the Board otherwise resolves. The Board may take such action as it deems necessary to transfer any shares from the principal register or any other register to the US branch register. Each director (acting alone) will be deemed to have been appointed as the agent of any holder with shares registered on any register other than the US branch register with full power to execute, complete and deliver, in the name of and on behalf of the holder, any transfer form or other documents necessary to transfer such shares from the relevant register to the US branch register. Such appointment is:

(i)	made with effect from the later of (i) the holder becoming the holder of such shares and (ii) any share in the Company being listed on a Relevant US Exchange; and

(ii)	irrevocable for a period of one year thereafter.

COMMUNICATIONS

119.	Communications to the Company

(a)

Subject to the Statutes and except where otherwise expressly stated in these articles, any document, notice or information to be sent or supplied to the Company (whether or not such document, notice or information is required or authorised under the Statutes) shall be in hard copy form or, subject to paragraph (b) below, be sent or supplied in electronic form or by means of an electronic address.

(b)

Subject to the Statutes, a document, notice or information may be given to the Company in electronic form only if it is given in such form and manner and to such address as may have been specified by the Board from time to time for the receipt of documents in electronic form. The Board may prescribe such procedures as it thinks fit for verifying the authenticity or integrity of any such document or information given to it in electronic form.

120.	Communications by the Company

(a)

A document notice or information may be sent or supplied in hard copy form by the Company to any member either personally or by sending or supplying it by post addressed to the member at the member’s registered address or by leaving it at that address.

(b)

Subject to the Statutes (and other rules applicable to the Company), a document, notice or information may be sent or supplied by the Company to any member in electronic form to such address as may from time to time be authorised by the member concerned or by making it available on an electronic address and notifying the member concerned in accordance with the Statutes (and other rules applicable to the Company) that it has been made available. A member shall be deemed to have agreed that the Company may send or supply a document, notice or information by means of an electronic address if the conditions set out in the Statutes have been satisfied.

(c)

In the case of joint holders of a share, any document, notice or information sent or supplied by the Company in any manner permitted by these articles to the joint holder who is named first in the register in respect of the joint holding shall be deemed to be given to all other holders of the share.

(d)

Notwithstanding any other provisions of these articles, on and after the Domestic Issuer Transition Date, the Company shall be entitled, at its discretion, to utilise and rely on the notice-and-access method of delivering member meeting materials, soliciting proxies and receiving voting instructions from registered holders and beneficial owners adopted by the U.S. Securities and Exchange Commission in the amendments to the rules for communications between reporting issuers and their shareholders under Rule 14a-16 of the Exchange Act, as such rules may be modified from time to time, or in accordance with any similar electronic delivery or access method permitted by applicable securities legislation from time to time.

121.	When communication is deemed received

(a)

Any document, notice or information, if sent by recorded delivery post or by courier, shall be deemed to have been received on delivery, if sent by airmail, shall be deemed to have been received five days following that on which the envelope containing it is put into the post, if sent by first class post, shall be deemed to have been received on the day following that on which the envelope containing it is put into the post, or, if sent by second class post, shall be deemed to have been received on the second day following that on which the envelope containing it is put into the post and in proving that a document, notice or information has been received it shall be sufficient to prove that the letter, envelope or wrapper containing the document or information was properly addressed, prepaid and put into the post.

(b)

Any document, notice or information not sent by post but left at a registered address or address at which a document, notice or information may be received shall be deemed to have been received on the day it was so left.

(c)

Any document, notice or information, if sent or supplied by electronic means, shall be deemed to have been received on the day on which the document, notice or information was sent or supplied by or on behalf of the Company.

(d)

If the Company receives a delivery failure notification following a communication by electronic means in accordance with paragraph (c) above, the Company shall send or supply the document, notice or information in hard copy or electronic form (but not by electronic means) to the member either personally or by post addressed to the member at the member’s registered address or by leaving it at that address. This shall not affect when the document, notice or information was deemed to be received in accordance with paragraph (c) above.

(e)	Where a document, notice or information is sent or supplied by means of an electronic address, it shall be deemed to have been received:

(i)	when the material was first made available at the electronic address; or

(ii)	if later, when the recipient was deemed to have received notice of the fact that the material was available at the electronic address.

(f)

A member present, either in person or by proxy, at any meeting of the Company or class of members of the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which the meeting was convened.

(g)

Every person who becomes entitled to a share shall be bound by every notice in respect of that share which before that person’s name is entered in the register was given to the person from whom that person derives title to the share.

122.	Record date for communications

(a)

For the purposes of giving notices of meetings, or of sending or supplying other documents or other information, whether under any Statute, a provision in these articles or any other instrument, the Company may determine that persons entitled to receive such notices, documents or other information are those persons entered on the register at the close of business on a day determined by it.

(b)	The day determined by the Company under paragraph (a) above may not be more than 15 days before the day that the notice of the meeting, document or other information is given.

123.	Communication to person entitled by transmission

(a)

Where a person is entitled by transmission to a share, any notice or other communication shall be given to that person, as if that person were the holder of that share and that person’s address noted in the register were that person’s registered address. In any other case, any notice or other communication given to any member pursuant to these articles shall, notwithstanding that the member is then dead or bankrupt or that any other event giving rise to the transmission of the share by operation of law has occurred and whether or not the Company has notice of the death, bankruptcy or other event, be deemed to have been properly given in respect of any share registered in the name of that member as sole or joint holder.

UNTRACED MEMBERS

124.	Sale of shares of untraced members

(a)

The Company may sell, in such manner as the Board may decide and at the best price it considers to be reasonably obtainable at that time, any share of a member, or any share to which a person is entitled by transmission if:

(i)	during a period of 12 years at least three cash dividends have become payable in respect of the share to be sold;

(ii)

during that period of 12 years no cash dividend payable in respect of the share has been claimed, no cheque, warrant, order or other payment for a dividend has been cashed, no dividend sent by means of a bank or other funds transfer system or other electronic system or means (including, in the case of uncertificated shares, a relevant system) has been paid and no communication has been received by the Company from the member or the person entitled by transmission to the share;

(iii)

on or after the expiry of that period of 12 years the Company has sent, or caused to be sent, a notice to the registered address or last known address the Company has for the member or other person entitled by transmission to the share, giving notice of its intention to sell the share (provided that before sending such a notice, the Company shall have made, or caused to be made, such tracing enquiries for the purpose of contacting that member or other person as the Board considers to be reasonable and appropriate in the circumstances); and

(iv)

during the period of three months following the sending of the notice referred to in paragraph (iii) above and after that period until the exercise of the power to sell the share, the Company has not received any communication from the member or the person entitled by transmission to the share.

(b)

The Company’s power of sale shall extend to any further share which, on or before the sending of the notice pursuant to paragraph (a)(iii) above, is issued in right of a share to which paragraph (a) above applies (or in right of any share to which this paragraph applies) if the conditions set out in paragraphs (a)(ii) to (a)(iv) above are satisfied in relation to the further share (but as if the references to a period of 12 years were references to a period beginning on the date of allotment of the original share and ending on the date of sending the notice referred to above).

(c)	To give effect to any sale, the Board may authorise some person to transfer the share to, or as directed by, the purchaser, who shall not be bound to see to the application of the purchase money; nor shall the title of the new holder to the share be affected by any irregularity in, or invalidity of, the proceedings relating to the sale.

125.	Application of proceeds of sale

(a)

The net proceeds of any sale made under article 124 will be forfeited and will belong to the Company. The Company will not be liable in any respect to the former member or members or other person who may or would have been entitled to the share or shares by law for the proceeds of sale, and the Company may use the proceeds of sale for any purpose as the Board may decide.

DESTRUCTION OF DOCUMENTS

126.	Destruction of documents

(a)	Subject to the Statutes, the Board may authorise or arrange the destruction of documents held by the Company as follows:

(i)

at any time after the expiration of six years from the date of registration, all instruments of transfer of shares and all other documents transferring or purporting to transfer shares or representing or purporting to represent the right to be registered as the holder of shares on the faith of which entries have been made in the register;

(ii)	at any time after the expiration of one year from the date of cancellation, all registered share certificates which have been cancelled;

(iii)	at any time after the expiration of two years from the date of recording them, all dividend mandates and notifications of change of address; and

(iv)	at any time after the expiration of one year from the date of actual payment, all paid dividend warrants and cheques.

(b)	Subject to the Statutes, it shall conclusively be presumed in favour of the Company that:

(i)	every entry in the register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made;

(ii)	every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered;

(iii)	every share certificate so destroyed was a valid certificate duly and properly cancelled;

(iv)	every other document mentioned in paragraph (a) above so destroyed was a valid and effective document in accordance with the particulars of it recorded in the books and records of the Company; and

(v)	every paid dividend warrant and cheque so destroyed was duly paid.

(c)

The provisions of paragraph (b) above shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties to it) to which the document might be relevant.

(d)

Nothing in this article shall be construed as imposing on the Company or the Board any liability in respect of the destruction of any document earlier than as stated in paragraph (a) above or in any other circumstances in which liability would not attach to the Company or the Board in the absence of this article.

(e)	References in this article to the destruction of any document include references to its disposal in any manner.

WINDING UP

127.	Powers to distribute in specie

(a)	If the Company is in liquidation, the liquidator may, with the authority of a special resolution of the Company and any other authority required by the Statutes and subject to article 127(b):

(i)

divide among the members in specie the whole or any part of the assets of the Company and, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members; or

(ii)

vest the whole or any part of the assets in trustees upon such trusts for the benefit of members as the liquidator, with the like sanction, shall think fit but no member shall be compelled to accept any assets upon which there is any liability.

(b)	On a distribution of assets on a winding-up, the surplus assets of the Company remaining after payment of its liabilities shall be applied (to the extent the Company is lawfully permitted to do so):

(i)

first, in paying to each of the Class B Shareholders the nominal value of their Class B Ordinary Shares (provided that, if there are insufficient surplus assets to pay the amounts per share equal to the nominal value, the remaining surplus assets shall be distributed to the Class B Shareholders pro rata to the aggregate amounts otherwise due to them under this article 127(b); and

(ii)	second, the balance of the surplus assets (if any) shall be distributed among the Class A Shareholders pro rata to the number of Class A Ordinary Shares held.

INDEMNITY AND INSURANCE, ETC.

128.	Directors’ indemnity, insurance and defence

(a)

Subject to the provisions of the Companies Law, but without prejudice to any indemnity to which the person concerned may otherwise be entitled, every director or other officer of the Company shall be indemnified out of the assets of the Company against any liability incurred by him for negligence, default, breach of duty, breach of trust or otherwise in relation to the affairs of the Company, provided that this article shall be deemed not to provide for, or entitle any such person to, indemnification to the extent that it would cause this article, or any element of it, to be treated as void under the Companies Law or otherwise unlawful under the Companies Law.

(b)	Without prejudice to the foregoing, the board may exercise all the powers of the Company to purchase and maintain insurance for or for the benefit of any person who is or was:

(i)

a director, officer, employee or auditor of the Company or any body which is or was the holding company or subsidiary undertaking of the Company, or in which the Company or such holding company or subsidiary undertaking has or had any interest (whether direct or indirect) or with which the Company or such holding company or subsidiary undertaking is or was in any way allied or associated; or

(ii)	a trustee of any pension fund in which employees of the Company or any other body referred to in paragraph (i) above are or have been interested,

including without limitation insurance against any liability incurred by such person in respect of any act or omission in the actual or purported execution or discharge of his duties or in the exercise or purported exercise of his powers or otherwise in relation to his duties, powers or offices in relation to the relevant body or fund.

FORUM SELECTION

129.	Forum Selection

(a)	Unless the Company consents in writing to the selection of an alternative forum, the Courts of Jersey shall, to the fullest extent permitted by law, be the sole and exclusive forum for:

(i)	any derivative action or proceeding brought on behalf of the Company;

(ii)

any action, including any action commenced by a member of the Company in its own name or on behalf of the Company, asserting a claim of breach of any fiduciary or other duty owed by any director, officer or other employee of the Company (including but not limited to duties arising under the Companies Law); and/or

(iii)

any action arising out of or in connection with these articles (pursuant to any provision of the laws of Jersey or these articles (as either may be may be amended from time to time)) or otherwise in any way relating to the constitution or conduct of the Company, other than any such action in any way relating to the conduct of the Company arising out of a breach of any federal law of the United States of America or the laws of any State of the United States of America.

(b)

Unless the Company consents in writing to the selection of an alternative forum, to the fullest extent permitted by applicable law, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the United States Securities Act of 1933, as amended or any successor thereto including all causes of action asserted against any defendant named in such complaint. For the avoidance of doubt, this provision is intended to benefit and may be enforced by the Company, its officers and directors, the underwriters for any offering giving rise to such complaint, and any other professional entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering.

(c)	For the avoidance of doubt, nothing contained in this article 129 shall apply to any action brought to enforce a duty or liability created by the Exchange Act or any successor thereto.

CERTAIN ARRANGEMENTS IN RESPECT OF THE COMPANY’S LISTING IN THE UNITED STATES

130.	Arrangements in respect of the CREST Shares

(a)

Subject to article 130(b), immediately prior to or upon listing of the Class A Ordinary Shares on a Relevant US Exchange the legal title to each Class A Ordinary Share that is issued in consideration for a Class A ordinary share in Wise plc that was held in the CREST System at the effective time of the Scheme of Arrangement (“CREST Shares”) shall be automatically transferred to Cede & Co. (or any other nominee of DTC from time to time), which will be recorded in the register as the holder of all such CREST Shares (as nominee for DTC), to be held pursuant to the rules and regulations of DTC on behalf of such person as the Directors may nominate (the “DI Custodian”), which shall hold its interest in the CREST Shares on trustee as bare trustee under English law for the participants in the CREST System (“CREST Participants”) credited with the relevant depositary interests on such date against the issue to such CREST Participants of depositary interests operated by the DI Depositary under the arrangements described in the Circular and the relevant depositary interests will be issued subject to and governed by the terms of the DI Deed (as defined in the Circular).

(b)

Nothing in article 130(a) shall apply to any Class A Ordinary Share which the Directors, acting in their absolute discretion, determine to be a “Restricted Share” (being a Class A Ordinary Share which, by reason of the application of US federal securities laws, the rules and regulations of DTC or any other applicable law, is either incapable of, or ineligible for, admission to DTC for any period of time).

(c)	To give effect to the listing of the Class A Ordinary Shares on a Relevant US Exchange, each holder of Class A Ordinary Shares is deemed to have consented and agreed to the following:

(i)

the Company is irrevocably instructed and authorised to appoint any person (including the Company’s registrar, the secretary and any officer or employee of the Company) as attorney and/or agent for the holders of Class A Ordinary Shares (or any subsequent holder or any nominee of such holder or any subsequent holder) to take all such actions and do all such other things and execute and deliver all such documents and electronic communications as may be required or as may, in the opinion of such attorney or agent, be necessary or desirable to give full effect to the provisions of this article 130, including but not limited to executing and delivering as transferor any instrument of transfer, form of register removal or instructions of transfer whether in written or electronic form on behalf of the relevant holder (or any subsequent holder or any nominee of such holder or any subsequent holder) in favour of any person (including any transfer of legal title to CREST Shares to Cede & Co. (as nominee for DTC) as contemplated in article 130(a)) and any such attorney and/or agent shall be entitled to certify on behalf of the relevant holder that any such instrument of transfer, form of register removal or instructions of transfer will not result in a change in beneficial ownership of the underlying Class A Ordinary Shares and that such transfer is not made in contemplation of a sale; and

(ii)

the Company’s registrar and/or the secretary may complete the registration of the transfer of legal title to any Class A Ordinary Share as described in this article 130 by registering the relevant Class A Ordinary Share in the name of the transferee in the register without having to furnish the former holder of the Class A Ordinary Share with any evidence of transfer or receipt.